                            STOCK PURCHASE AGREEMENT

                           DATED AS OF MARCH 5, 1997



                                     AMONG



                            UNITED AUTO GROUP, INC.



                            MARSHAL MIZE FORD, INC.,



                                WADE FORD, INC.,



                             WADE FORD BUFORD, INC.
                            D/B/A WADE FORD MERCURY,



                                MARSHAL D. MIZE,



                                ALAN K. ARNOLD,



                               LEWIS J. DYER AND



                                GARY R. BILLINGS

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                               TABLE OF CONTENTS
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                                                                          Page


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                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT, dated March 5, 1997, is by and among United Auto Group, Inc., a Delaware corporation ("UAG"), Marshal Mize Ford, Inc., a Delaware corporation ("Mize Ford"), Wade Ford Buford, Inc. d/b/a Wade Ford Mercury, a Georgia Corporation ("Buford Ford"), Wade Ford, Inc., a Georgia corporation ("Wade Ford" and, together with Mize Ford and Buford Ford, the "Companies"), Alan K. Arnold, an individual resident of the State of Georgia ("Arnold"), Marshal D. Mize, an individual resident of the State of Tennessee ("Mize"), Lewis J. Dyer, an individual resident of the State of Tennessee ("Dyer"), and Gary R. Billings, an individual resident of the State of Georgia ("Billings" and, together with Arnold, Mize and Dyer, the "Stockholders").


                              W I T N E S S E T H:


         WHEREAS, Mize Ford operates a franchise automobile dealership and related businesses in Chattanooga, Tennessee;

         WHEREAS, Wade Ford operates a franchise automobile dealership and related businesses in the metropolitan Atlanta, Georgia area;

         WHEREAS, Buford Ford operates a franchise automobile dealership and related businesses in the metropolitan Atlanta, Georgia area;

         WHEREAS, Arnold owns eighty percent (80%) and Billings owns twenty percent (20%) of all of the issued and outstanding shares of the capital stock of Buford Ford (the "Buford Ford Shares");

         WHEREAS, Mize owns eighty percent (80%) and Dyer owns twenty percent (20%) of all of the issued and outstanding shares of the capital stock of Mize Ford (the "Mize Ford Shares");

         WHEREAS, Arnold and his Affiliates own all of the issued and outstanding shares of the capital stock of Wade Ford (the "Wade Ford Shares" and, together with the Mize Ford Shares and the Buford Ford Shares, the "Shares");

         WHEREAS, UAG desires to purchase all of the Shares from the Stockholders, and the Stockholders desire to sell the Shares to UAG (in each case upon the terms and subject to the conditions set forth in this Agreement), such that immediately after giving effect to such purchase and sale, UAG will own one hundred percent (100%) of the issued and outstanding shares of the capital stock of the Companies, on a fully diluted basis;

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         NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1.
                          PURCHASE AND SALE OF SHARES

1.1.  CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         (a) "Affiliate" of a specified Person shall mean a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified, and in the case of a specified Person who is a natural person, his or her spouse, issue, parents, estate and any trust for the benefit of his or her spouse and/or issue.

         (b) "Business Day" shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under Federal law.

         (c) "Closing Date" shall have the meaning ascribed to it in Section 1.2(b).

         (d) "Company Accounting Principles" shall mean (i) with respect to Mize Ford, income tax basis of accounting principles and (ii) with respect to Wade Ford and Buford Ford, GAAP (except with respect to depreciation which is computed on the income tax basis of accounting), and, in each case, shall include such significant accounting principles as are set forth on Schedule 1.1 hereof.

         (e) "GAAP" shall mean generally accepted accounting principles which are in effect in the United States on the Closing Date.

         (f) "Knowledge" means, with respect to the Stockholders, that the Stockholders knew, or in the exercise of reasonable diligence, would or should have known of the particular matter referred to; with respect to the Companies, that the general manager knew, or in the exercise of reasonable diligence, would or should have known, of the particular matter referred to; and, with respect to UAG, that the President of UAG knew or, in the exercise of reasonable diligence, would or should have known, of the particular matter referred to.

         (g) "Leases" shall have the meaning ascribed to it in Section 1.2(c)(iii).

         (h) "Liens" shall mean any mortgages, pledges, title defects or objections, liens, claims, security interests, prior

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assignments, conditional and installment sale agreements, encumbrances or charges of any kind.

         (i) "Material Adverse Effect" shall mean any change in, or effect on, either of the Companies (including the business thereof) which is, or might be, materially adverse to the business, operations, assets or condition (financial or otherwise) of such Company.

         (j) "Person" shall mean and include an individual, corporation, partnership, limited liability company, joint venture, association, trust, any other incorporated or unincorporated organization or entity and a governmental entity or any department or agency thereto.

         (k) "Pre-Tax Earnings" shall mean net earnings (or losses), before taxes, computed in accordance with the Company Accounting Principles together with such adjustments as have been agreed upon by the parties.

         (l) "UAG Common Stock" shall mean the shares of common stock, par value $.0001 per share of UAG.

         (m) "UAG Market Value" shall mean the arithmetic average of the daily closing price per share of UAG Common Stock, rounded to four decimal places, as reported on the New York Stock Exchange Composite Tape for each of the thirty
(30) consecutive trading days ending (and including) the trading day that occurs one trading day prior to the date on which the UAG Market Value is to be determined.

1.2.  PURCHASE AND SALE OF THE SHARES

         (a) Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, the Stockholders shall sell to UAG, and UAG shall purchase from the Stockholders, the Shares for an aggregate purchase price (the "Purchase Price") equal to (i) Eighteen Million Seven Hundred Fifty Thousand Dollars ($18,750,000) in cash (the "Base Price"), which Base Price is subject to adjustment at the Closing as provided in Section 1.3 below and after Closing as provided in Section 1.4 below; (ii) shares of UAG Common Stock (the "UAG Shares") having an aggregate UAG Market Value on the Closing Date equal to Four Million Dollars ($4,000,000); and (iii) the Additional Payments (if any) made pursuant to Section 1.6 below. The aggregate consideration shall be allocated among the Stockholders as set forth on Schedule 1.2(a) hereof. At the Closing referred to in Section 1.2(b) hereof:

         (i) the Stockholders shall sell, assign, transfer and deliver to UAG the Shares representing 100% of the issued and outstanding capital stock of the Companies and deliver the certificates representing such Shares accompanied by stock powers duly executed in blank; and

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         (ii) UAG shall accept and purchase the Shares from the Stockholders and in payment therefor shall (A) deliver to the Stockholders immediately available funds in an aggregate amount equal to the Base Price by wire transfer to an account designated in writing by the Stockholders or by certified funds; and (B) deliver to the Stockholders the certificates representing the UAG Shares.

         (b) Closing. Subject to the conditions set forth in this Agreement, the purchase and sale of the Shares pursuant to this Agreement (the "Closing") shall take place as soon as practicable following the date on which all conditions to the obligations of the parties hereunder (other than those requiring an exchange of certificates, opinions or other documents, or the taking of other action, at the Closing) have been satisfied or waived, but no later than May 15, 1997. The date on which the Closing occurs is herein referred to as the "Closing Date".

         (c) Deliveries at the Closing. Subject to the conditions set forth in this Agreement, at the Closing:

         (i) the Stockholders shall deliver to UAG certificates representing the Shares bearing the restrictive legend customarily placed on securities that have not been registered under applicable federal and state securities laws and accompanied by stock powers as required by Section 1.2(a)(i) hereof, and any other documents that are necessary to transfer to UAG good title to all the Shares, and (B) all opinions, certificates and other instruments and documents required to be delivered by the Companies or the Stockholders at or prior to the Closing or otherwise required in connection herewith;

         (ii) UAG shall (A) pay to the Stockholders funds and deliver the certificates representing the UAG Shares as required by Section 1.2(a)(ii) hereof; and (B) deliver to the Stockholders all opinions, certificates and other instruments and documents required to be delivered by UAG at or prior to the Closing or otherwise required in connection herewith; and

         (iii) (a) Buford Ford and Arnold shall enter into a lease for the real property on which Buford Ford operates in a form mutually acceptable to the parties (the "Buford Lease"). The Buford Lease shall be for a twenty (20) year term and the lessee shall have the option to renew the lease for two additional five year terms. The initial monthly lease rate shall be an amount agreed to by the parties not to exceed the fair market lease rate and shall be subject to periodic adjustments to be agreed to by the parties.

         (b) Wade Ford and Arnold shall enter into a lease for the parcel of land owned by Arnold on which Wade Ford operates a portion of its business in a form to be mutually

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acceptable to the parties (the "Wade/Arnold Lease"). The initial lease rate shall be $10,000 per month and shall be subject to periodic adjustments to be agreed to by the parties. The terms of the Wade/Arnold Lease and the Buford Lease shall be agreed to within twenty (20) Business Days.

         (c) Except as set forth in Sections 1.2(c)(iii)(a) and 1.2(c)(iii)(b), the Companies' leases on Real Property shall continue in full force and effect after the Closing Date.

1.3.  EARNINGS ADJUSTMENT.TMENT

         If the Companies, on a combined basis, have Pre-Tax Earnings of more or less than $4,450,000 for the year ending December 31, 1996 ("1996 Earnings"), then the Purchase Price shall be increased or decreased (as appropriate) by an amount equal to $[(4,450,000 - 1996 Earnings) x 5].

1.4.  NET WORTH ADJUSTMENT.TMENT

         (a) On the Closing Date, or as soon as practicable (but no later than thirty (30) days) after the Closing Date, the Stockholders shall deliver to UAG balance sheets of the Companies dated as of the Closing Date (such balance sheets so delivered are referred to herein as the "Closing Date Balance Sheets"). The Closing Date Balance Sheets shall be prepared in good faith on the same basis and in accordance with the Company Accounting Principles, as applicable (such accounting principles, methods and practices and such procedures, are referred to herein as the "Accounting Principles"). In connection with the preparation of the Closing Date Balance Sheets, the Stockholders and the Companies shall permit the Reviewer (as defined below) and other representatives of UAG to conduct a physical inventory at each location where inventory is held by the Companies.

         (b) Within sixty (60) days after delivery of the Closing Date Balance Sheets, (i) Coopers & Lybrand or such other accounting firm (the "Reviewer") selected by UAG shall audit or otherwise review the Closing Date Balance Sheets in such manner as UAG and the Reviewer deem appropriate, and (ii) UAG shall deliver such reviewed balance sheet (the "Reviewed Balance Sheets"), together with the Reviewer's report thereon, to the Stockholders. The Reviewed Balance Sheets (i) shall be prepared on the same basis and in accordance with the Accounting Principles and (ii) shall include a schedule showing the computation of the Final Net Worth (as defined in Section 1.4(g)(i) hereof), computed in accordance with the definition of Net Worth set forth in Section 1.4(g)(iii) hereof. UAG and the Reviewer shall have the opportunity to consult with the Stockholders, the Companies and each of the accountants and other representatives of the Stockholders and the Companies and examine the work papers, schedules and other documents prepared by the Stockholders, the Companies and each of such accountants and

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other representatives during the preparation of the Closing Date Balance
Sheets. The Stockholders and the Stockholders' independent public accountants shall have the opportunity to consult with the Reviewer and examine the work papers and schedules prepared by the Reviewer during the preparation of the Reviewed Balance Sheets.

         (c) The Stockholders shall have a period of forty-five (45) days after delivery of the Reviewed Balance Sheets to present in writing to UAG all objections the Stockholders may have to any of the matters set forth or reflected therein, which objections shall be set forth in reasonable detail. If no objections are raised within such 45-day period, the Reviewed Balance Sheets shall be deemed accepted and approved by the Stockholders and a supplemental closing (the "Supplemental Closing") shall take place within five (5) Business Days following the expiration of such 45-day period, or on such other date as may be mutually agreed upon in writing by UAG and the Stockholders.

         (d) If the Stockholders shall raise any objection within the 45-day period, UAG and the Stockholders shall attempt to resolve the matter or matters in dispute and, if resolved, the Supplemental Closing shall take place within five (5) Business Days following such resolution.

         (e) If such dispute cannot be resolved by UAG and the Stockholders within ninety (90) days after the delivery of the Reviewed Balance Sheets, then the specific matters in dispute shall be submitted to a firm of independent public accountants mutually acceptable to UAG and the Stockholders, which firm shall make a final and binding determination as to such matter or matters. Such accounting firm shall send its written determination to UAG and the Stockholders and the Supplemental Closing, if any, shall take place five (5) Business Days following the receipt of such determination by UAG and the Stockholders. The fees and expenses of the accounting firm referred to in this
Section 1.4(e) shall be paid one half by UAG and one-half by the Stockholders.

         (f) UAG and the Stockholders agree to cooperate with each other and each other's authorized representatives and with any accounting firm selected by UAG and the Stockholders pursuant to Section 1.4(e) hereof in order that any and all matters in dispute shall be resolved as soon as practicable.

         (g)(i) If the aggregate Net Worth as shown on the Reviewed Balance Sheets as finally determined through the operation of Sections 1.4 (a) through
(e) hereof (such amount being referred to herein as the "Final Net Worth") shall be less than Five Million Dollars ($5,000,000) (the amount of any such deficiency being referred to herein as the "Net Worth Deficiency"), the Stockholders shall pay to UAG at the Supplemental Closing, by wire transfer of immediately available

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funds to an account designated in writing by UAG within two (2) Business Days of the date of the Supplemental Closing, an amount equal to the Net Worth Deficiency, together with interest on such amount from the Closing Date to the date of the Supplemental Closing at the prime rate or its equivalent (as announced from time to time by Citibank, N.A.).

         (ii) If the Net Worth as shown on the Closing Date Balance Sheets is equal to or greater than Five Million Dollars ($5,000,000) and the Net Worth as shown on the Reviewed Balance Sheets as finally determined through the operation of Sections 1.4(a) through (e) hereof shall be greater than the Net Worth as shown on the Closing Date Balance Sheets (the amount of any such excess being referred to as the "Net Worth Excess"), UAG shall pay to the Stockholders, by wire transfer of immediately available funds to an account designated in writing within two (2) Business Days of the Supplemental Closing, an amount equal to the Net Worth Excess, together with interest on such amount from the Closing Date to the date of the Supplemental Closing at the prime rate or its equivalent (as announced from time to time by Citibank, N.A.).

         (iii) "Net Worth" shall mean the amount by which the total assets plus LIFO reserves (in each case using the Company Accounting Principles) (excluding good will) exceed the total liabilities reflected, in each case, on the balance sheets of Companies comprising the Closing Date Balance Sheets or the Reviewed Balance Sheets, as the case may be.

1.5.  STOCK PRICE ADJUSTMENT

         If the UAG Market Value on the Adjustment Date (as defined below), is less than the UAG Market Value on the Closing Date (the amount of any such deficiency being referred to herein as the "Stock Price Deficiency") then, no later than thirty (30) days after the Adjustment Date, UAG shall pay to each Stockholder cash in an amount (the "Adjustment Amount") equal to the Stock Price Deficiency multiplied by the number of UAG Shares that such Stockholder is permitted to sell on the Adjustment Date.

         For purposes of this Agreement, the Adjustment Date shall mean the earlier of (i) the date on which the Stockholders may sell the UAG Shares in reliance on Rule 144 promulgated by the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended ("Rule 144") and
(ii) the date on which the UAG Shares are registered pursuant to the provisions of a piggyback registration rights agreement or otherwise. If any Stockholder is not permitted to sell all of his UAG Shares on the Adjustment Date as a result of any volume restrictions set forth in Rule 144 or market cutbacks in connection with a piggyback registration and the UAG Market Value ninety days after the Adjustment Date is less than the UAG Market Value on the

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Closing Date (the amount of any such deficiency being referred to herein as the
("Remaining Stock Price Deficiency") then, no later than one hundred and fifty
(150) days after the Adjustment Date, UAG shall pay to such Stockholder cash in an amount equal to the Remaining Stock Price Deficiency multiplied by the number of UAG Shares that such Stockholder was not permitted to sell on the Adjustment Date.

1.6.  ADDITIONAL PURCHASE PRICE.PRICE

         If the Companies (except for Buford Ford), on a combined basis, achieve annual Pre-Tax Earnings of at least Three Million Eight Hundred Thousand Dollars ($3,800,000) in either of the two (2) successive twelve (12) month periods beginning on the first day of the calendar month immediately following the Closing then, in consideration for the sale of the Shares by the Stockholders to UAG, UAG will make an additional one-time cash payment to the Stockholders (or their designees) in the aggregate amount of Eight Hundred Fifty Thousand Dollars ($850,000) (the "Additional Payment"). In the event that UAG is required to make the Additional Payment, then UAG shall make the Additional Payment within sixty (60) days after the completion of the review by the Companies' certified public accountant of the Companies' financial statements covering the entire 12-month period for which such Additional Payment is to be paid (but in no event shall such Additional Payment be paid later than 120 days after the end of such 12-month period).

1.7.  EFFECTIVE DATE

         The obligations of the parties hereunder shall not take effect until the date on which any of the parties notify Ford Motor Company of the execution of the Agreement (the "Effective Date").

1.8.  SCHEDULES

         The parties acknowledge and agree that the Schedules referred to in this Article 1 shall be delivered no later than twenty (20) Business Days after the Effective Date.

                                   ARTICLE 2.
                         REPRESENTATIONS AND WARRANTIES
                     OF THE COMPANIES AND THE STOCKHOLDERS

         Subject to the parties acknowledgement and agreement that the Schedules referred to in this Article 2 are to be delivered by the Companies and the Stockholders no later than twenty (20) Business Days after the Effective Date hereof, the Companies and the Stockholders hereby represent and warrant to UAG as follows, each such representation and warranty referring (a) in the case of Mize and Mize Ford only to Mize and Mize Ford; (b) in the case of Dyer, only to Dyer and Mize Ford; (c) in the case of Arnold, Wade Ford and Buford Ford only to Arnold, Wade

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Ford and Buford Ford; (d) in the case of Buford Ford to Buford Ford; and (e) in the case of Billings only to Billings and Buford Ford.

2.1.  ORGANIZATION AND GOOD STANDING

         Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate the properties used in its businesses and to carry on its businesses as now being conducted. The Companies are duly qualified to do business and are in good standing as a foreign corporation in each state and jurisdiction where qualification as a foreign corporation is required. Schedule 2.1 hereto lists
(i) the states and other jurisdictions where the Companies are so qualified and
(ii) the assumed names under which the Companies conduct business. Attached to
Schedule 2.1(b) hereto are complete and correct copies of the Companies' Articles of Incorporation and Bylaws (including comparable governing instruments with different names), as amended and presently in effect.

2.2.  SUBSIDIARIES

         Except as set forth on Schedule 2.2 hereof, the Companies do not have any interest or investment in any Person.

2.3.  CAPITALIZATION

         The authorized stock of each of the Companies and the number of shares of capital stock which are issued and outstanding are set forth on Schedule 2.3 hereto. The shares listed on Schedule 2.3 hereto constitute all the issued and outstanding shares of capital stock of the Companies and have been validly authorized and issued, are fully paid and nonassessable, have not been issued in violation of any preemptive rights or of any federal or state securities law and no personal liability attaches to the ownership thereof. There is no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any shares of capital stock of the Companies or any securities convertible into, or other rights to acquire, any shares of capital stock of the Companies, or (ii) obligates the Companies to grant, offer or enter into any of the foregoing, or
(iii) relates to the voting or control of such capital stock, securities or rights, except as set forth on Schedule 2.3 hereto. The Companies have not agreed to register any securities under the Securities Act of 1933, as amended (the "Securities Act").

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2.4.  AUTHORITY; APPROVALS AND CONSENTS

         (a) The Companies have the corporate power and authority to enter into this Agreement and the documents referred to herein (the "Documents") to which they are a party and to perform their obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of each of the Companies and no other corporate proceedings on the part of the Companies are necessary to authorize and approve this Agreement and the Documents and the transactions contemplated hereby and thereby. This Agreement has been, and on the Closing Date the Documents will be, duly executed and delivered by, and constitute valid and binding obligations of, each of the Companies, enforceable against the Companies in accordance with their respective terms.

         (b) The execution, delivery and performance by each of the Companies and the Stockholders of this Agreement and the Documents to which it or they are a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

         (i) contravene any provisions of the Articles of Incorporation or By-Laws (including any comparable governing instrument with a different name) of either of the Companies;

         (ii) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any Company Agreement (as defined in Section
    2.15 hereof) or, except as set forth on Schedule 2.4 hereto, require any consent or waiver of any party to any Company Agreement;

         (iii) result in the creation of any security interest upon, or any person obtaining any right to acquire, any properties, assets or rights of the Companies (other than the rights of UAG to acquire the Shares pursuant to this Agreement);

         (iv) violate or conflict with any Legal Requirements (as defined in Section 2.9 hereof) applicable to the Companies or any of their respective businesses or properties; or

         (v) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority, except in connection with or in comp-

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    liance with the provisions of the H-S-R Act (as defined in Section 5.3 hereof).

         Except as set forth or referred to above, no authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental administrative or judicial authority is necessary to be obtained or made by the Companies to enable the Companies to continue to conduct their respective businesses and operations and use their respective properties after the Closing in a manner which is in all material respects consistent with that in which they are presently conducted.

2.5.  FINANCIAL STATEMENTS

         Except as otherwise indicated below, attached as Schedule 2.5 are true and complete copies of:

         (i) (A) the audited balance sheets of Wade Ford and Buford Ford as of December 31, 1996 (the "Wade Ford and Buford Ford Company Balance Sheets"), and the related consolidated statements of income, stockholders' equity and cash flow for the fiscal year ended December 31, 1996, together with the notes thereto and (B) the reviewed balance sheets of Wade Ford and Buford Ford as of December 31, 1995, and the related consolidated statements of income, stockholders' equity and cash flow for the fiscal year ended December 31, 1995, together with the notes thereto, in each case examined or reviewed by (as the case may be) and accompanied by the report of independent certified public accountants; and

         (ii) (A) the reviewed balance sheets of Mize Ford as of December 31, 1996 (the "Mize Ford Company Balance Sheet" and, together with the Wade Ford and Buford Ford Company Balance Sheets, the "Company Balance Sheets"), and the related consolidated statements of income and stockholders' equity for the fiscal year ended December 31, 1995, together with the notes thereto, in each case reviewed by and accompanied by the report of independent certified public accountants; and

         (iii) the most recent monthly and year-to-date financial statements provided to Ford Motor Company by each of the Companies (each, a "Company Factory Statement" and, collectively, the "Company Factory Statements");

(all the foregoing financial statements, including the notes thereto, being referred to herein collectively as the "Company Financial Statements"). The Company Financial Statements are in accordance with the books and records of the Companies, fairly present the financial position, results of operations, stockholders' equity as of the dates and for the periods indicated, in the case of the financial statements referred to in

                                     -11-
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clause (i) and (ii) above in conformity with the Company Accounting Principles consistently applied during such periods (except as expressly stated otherwise therein), and can be legitimately reconciled with the financial statements and the financial records maintained and the accounting methods applied by the Companies for federal income tax purposes, and the unaudited financial statements included in the Company Financial Statements indicate all adjustments, which consist of only normal recurring accruals, necessary for such fair presentations. The statements of income included in the Company Financial Statements do not contain any items of special or nonrecurring income except as expressly specified therein, and the balance sheets included in the Company Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets. The books and accounts of the Companies are complete and correct in all material respects and fairly reflect all of the transactions, items of income and expense and all assets and liabilities of the businesses of the Companies.

2.6.  ABSENCE OF UNDISCLOSED LIABILITIES

         The Companies do not have any liability of any nature whatsoever (whether known or unknown, due or to become due, accrued, absolute, contingent or otherwise), including, without limitation, any unfunded obligation under employee benefit plans or arrangements as described in Section 2.17 and 2.18 hereof or liabilities for Taxes (as defined in Section 2.8 hereof), except for
(i) liabilities reflected or reserved against on the most recent Company Financial Statements, (ii) current liabilities incurred in the ordinary course of business and consistent with past practice after the date of the Company Balance Sheets which, individually and in the aggregate, do not have, and cannot reasonably be expected to have, a Material Adverse Effect, (iii) liabilities disclosed on Schedule 2.6 hereto, and (iv) liabilities that do not, in the aggregate, exceed $10,000. The Companies are not parties to any Company Agreement, or subject to any charter or by-law provision, any other corporate limitation or any Legal Requirement, which has, or can reasonably be expected to have, a Material Adverse Effect.

2.7.  ABSENCE OF MATERIAL ADVERSE EFFECT; CONDUCT OF BUSINESS

         (a) Since December 31, 1996, the Companies have operated in the ordinary course of business consistent with past practice, except as set forth on Schedule 2.7(a) hereto, and there has not been:

         (i) any material adverse change in the assets, properties, business, operations, net income or financial condition of the Companies, and no factor, event, condition or circumstance exists which threatens or may threaten to have a Material Adverse Effect;

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         (ii) any material loss, damage, destruction or other casualty to the property or other assets of the Companies, whether or not covered by insurance;

         (iii) any change in any method of accounting or accounting practice of the Companies; or

         (iv) any loss of the employment, services or benefits of any manager of either of the Companies.

         (b) Since December 31, 1996, except as set forth in Schedule 2.7(b) hereto, the Companies have not:

         (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice;

         (ii) failed to discharge or satisfy any lien or pay or satisfy any obligation or liability (whether absolute, accrued, contingent or otherwise), other than liabilities being contested in good faith and for which adequate reserves have been provided;

         (iii) mortgaged, pledged or subjected to any lien any of its property or other assets, except for mechanics liens and liens for taxes not yet due and payable;

         (iv) sold or transferred any assets or cancelled any debts or claims or waived any rights, except in the ordinary course of business consistent with past practice;

         (v) defaulted on any material obligation;

         (vi) entered into any material transaction, except in the ordinary course of business consistent with past practice;

         (vii) written down the value of any inventory or written off as uncollectible any accounts receivable or any portion thereof not reflected in the Company Financial Statements;

         (viii) granted any increase in the compensation or benefits of employees other than increases in accordance with past practice not exceeding 10% or entered into any employment or severance agreement or arrangement with any of them;

         (ix) made any individual capital expenditure in excess of $75,000, or aggregate capital expenditures in excess of $200,000, or additions to property, plant and equipment other than ordinary repairs and maintenance;

         (x) discontinued any franchise or the sale of any products or product line or program;

         (xi) incurred any obligation or liability for the payment of severance benefits; or

         (xii) entered into any agreement or made any commitment to do any of the foregoing.

2.8.  TAXES

         The Companies have each made a valid election pursuant to Section 1362(a) of the Internal Revenue Code, as amended (the "Code"), to be an "S Corporation" within the meaning of Section 1361(a)(1) of the Code and have continued to qualify as such for all taxable years since at least 1986 and will continue to so qualify through the Closing Date. The Companies and, for any period during all or part of which the tax liability of any other corporation was determined on a combined or consolidated basis with the Companies, any such other corporation have filed timely all federal, state, local and foreign tax returns, reports and declarations required to be filed (or have obtained or timely applied for an extension with respect to such filing) correctly reflecting the Taxes (as defined below) and all other information required to be reported thereon and have paid, or made adequate provision for the payment of, all Taxes which are due pursuant to such returns or pursuant to any assessment received by the Companies or any such other corporation. As used herein, "Taxes" shall mean all taxes, fees, levies or other assessments, including but not limited to income, excise, property, sales, franchise, withholding, social security and unemployment taxes imposed by the United States, any state, county, local or foreign government, or any subdivision or agency thereof or taxing authority therein, and any interest, penalties or additions to tax relating to such taxes, charges, fees, levies or other assessments. Copies of all tax returns for the fiscal years ended since December 31, 1992 have been furnished to UAG or its representatives and such copies are accurate and complete as of the date hereof. The Companies have also furnished to UAG correct and complete copies of all notices and correspondence sent or received since December 31, 1992 by the Companies to or from any federal, state or local tax authorities. The Companies have adequately reserved for the payment of all Taxes with respect to periods ended on, prior to or through the Closing Date for which tax returns have not yet been filed. In the ordinary course, the Companies make adequate provision on their books for the payment of all Taxes (including for the current fiscal period) owed by the Companies on an annual basis. Except to the extent reserves therefor are reflected on the Company Balance Sheets, the Companies are not liable, or will not become liable, for any Taxes for any period ending on, prior to or through the Closing Date. Except as set forth on Schedule 2.8 hereto, since January 1, 1990 the Companies have not been subject to a federal or state tax audit of any kind, and no adjustment has been proposed by the Internal Revenue Service ("IRS") with respect to any return for any subsequent year. With respect to the audits referred to on Schedule 2.8 hereto, no such audit has resulted in an adjustment in excess of $50,000. Neither the Companies nor any Stockholder knows of any basis for an assertion of a deficiency for Taxes against the Companies. The Stockholders will cooperate, and will cause their Affiliates to cooperate, with the Companies in the filing of any returns and in any audit or refund claim proceedings involving Taxes for which the Companies may be liable or with respect to which the Companies may be entitled to a refund.

2.9.  LEGAL MATTERS

         (a) Except as set forth on Schedule 2.9(a) hereto, (i) there is no claim, action, suit, litigation, investigation, inquiry, review or proceeding (collectively, "Claims") pending against, or, to the knowledge of the Companies or the Stockholders, threatened against or affecting, the Companies, any ERISA Plan (as defined in Section 2.18(a) hereof) or any of their respective properties or rights before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, domestic or foreign, nor is any basis known to the Stockholders or the Companies for any such Claims, and
(ii) the Companies are not subject to any judgment, decree, writ, injunction, ruling or order (collectively, "Judgments") of any governmental, administrative or judicial authority, domestic or foreign. Schedule 2.9(a) hereto identifies each Claim and Judgment disclosed thereon which is fully covered by an insurance policy.

         (b) The businesses of the Companies are being conducted in compliance with all laws, ordinances, codes, rules, regulations, standards, judgments and other requirements of all governmental, administrative or judicial entities (collectively, "Legal Requirements") applicable to the Companies or any of their respective businesses or properties. The Companies hold, and are in compliance with, all franchises, licenses, permits, registrations, certificates, consents, approvals or authorizations (collectively, "Permits") required by all applicable Legal Requirements. A list of all such permits is set forth on Schedule 2.9(b) hereof.

         (c) The Companies own or hold all Permits material to the conduct of their businesses. No event has occurred and is continuing which permits, or after notice or lapse of time or both would permit, any modification or termination of any Permit.

2.10.  PROPERTY

         The properties and assets, real and personal, owned by or leased to the Companies are adequate for the conduct of the respective businesses of the Companies as presently conducted. Set forth on Schedule 2.10(a) hereto is a list of all interests in real property owned by or leased to the Companies (including all real property owned or leased by the Stockholders (directly or indirectly) and used in the businesses of the Companies and of all options or other contracts to acquire any such interest (collectively, the "Real Property"). With respect to any leased Real Property there are no defaults by either party under and no state of facts exist which with the giving of notice or the passage of time, or both, would constitute a default under such leases and true and correct copies of such leases are attached as Schedule 2.10(b). All properties leased by the Companies are leased at rates which do not exceed the fair market lease rate for such property. All improvements to the Real Property ("Improvements") and all machinery, equipment and other tangible property owned or used by or leased to the Companies are in good operating condition and in good repair, subject only to ordinary wear and tear. Such tangible properties and all Improvements owned or leased by the Companies conform in all material respects with all applicable laws, ordinances, rules and regulations and other Legal Requirements and such Improvements do not encroach in any respect on property of others. To the knowledge of the Stockholders, there are no latent defects with respect to the Improvements. The Real Property is currently zoned to permit the conduct of the respective businesses of the Companies as presently conducted. To the extent required by law, Certificates of Occupancy have been issued with respect to the Improvements without special conditions or restrictions. No notice of any pending, threatened or contemplated action by any governmental authority or agency having the power of eminent domain has been given to the Companies or the Stockholders with respect to the Real Property.

2.11.  ENVIRONMENTAL MATTERS

         (a) Except as set forth on Schedule 2.11(a) hereto, (i) the Companies, the Real Property, the Improvements and any property formerly owned, occupied or leased by the Companies are in full compliance with all Environmental Laws (as defined below), (ii) the Companies have obtained all Environmental Permits (as defined below), (iii) such Environmental Permits are in full force and effect, and (iv) the Companies are in full compliance with all terms and conditions of such Environmental Permits. As used herein, "Environmental Laws" shall mean all applicable requirements of environmental, public or employee health and safety, public or community right-to-know, ecological or natural resource laws or regulations or controls, including all applicable requirements imposed by any law (including without limitation common law), rule, order, or regulations of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, board, or authority, or any applicable private agreement (such as covenants, conditions and restrictions), which relate to, (i) noise, (ii) pollution or protection of the air, surface water, groundwater, or soil, (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal or transportation, (iv) exposure to Hazardous Materials

(as defined below), or (v) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials. As used herein, "Environmental Permits" shall mean all permits, licenses, approvals, authorizations, consents or registrations required under applicable Environmental Law in connection with the ownership, use and/or operation of the Companies' businesses or the Real Property or Improvements.

As used in this Section 2.11, "Hazardous Materials" shall mean,  collectively,
(i) those substances included within the definitions of or identified as "hazardous chemicals," "hazardous waste," "hazardous substances," "hazardous materials," "toxic substances" or similar terms in or pursuant to, without
limitation,   the  Comprehensive   Environmental   Response  Compensation  and
Liability  Act of 1980 (42  U.S.C.  9601 et seq.)  ("CERCLA"),  as  amended by
Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499, 100 State, 1613), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901 et seq.) ("RCRA"), the Occupational Safety and Health Act of 1970 (29 U.S.C. ss. 651 et seq.) ("OSHA"), and the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq. ("HMTA"), and in the regulations promulgated pursuant to such laws, all as amended, (ii) those substances listed in the
United  States  Department  of  Transportation   Table  (49  CFR  172.101  and
amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR part 302 and amendments thereto), (iii) any material, waste or substance which is or contains (A) petroleum, including crude oil or any fraction thereof, natural gas, or synthetic gas usable for fuel or any mixture thereof, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. ss. 1251 et seq. (33 U.S.C. ss. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. ss. 1317), (E) flammable explosives, (F) radioactive materials, and (iv) such other substances, materials and wastes which are or become regulated or classified as hazardous, toxic or as "special wastes" under any Environmental Laws.

         (b) The Companies and the Stockholders have not violated, done or suffered any act which could give rise to liability under, and are not otherwise exposed to liability under, any Environmental Law. No event has occurred with respect to the Real Property, the Improvements or any property formerly owned, occupied or leased by the Companies, which, with the passage of time or the giving of notice, or both, would constitute a violation of or non-compliance with any applicable Environmental Law. The Companies have no contingent liability under any Environmental Law. There are no liens under any Environmental Law on the Real Property.

         (c) Except as set forth on Schedule 2.11(c) hereto, (i) neither the Companies, the Real Property or any portion thereof, the Improvements or any property formerly owned, occupied or leased by the Companies, nor, to the knowledge of the

Companies or the Stockholders, any property adjacent to the Real Property is being used or has been used for the treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Materials or as a landfill or other waste disposal site and there has been no spill or release of any Hazardous Materials (provided, however, that certain petroleum products are stored and handled on the Real Property in the ordinary course of the Companies' businesses in full compliance with all Environmental Laws including the existing regulations of the United States Environmental Protection Agency requiring spill protection, overfill protection and corrosion protection by December 22, 1998 and all secondary containment requirements with respect to above ground storage tanks), (ii) none of the Real Property or portion thereof, the Improvements or any property formerly owned, occupied or leased by the Companies has been subject to investigation by any governmental authority evaluating the need to investigate or undertake Remedial Action (as defined below) at such property, and (iii) none of the Real Property, the Improvements or any property formerly owned, occupied or leased by the Companies, or, to the knowledge of the Companies or the Stockholders, any site or location where the Companies sent waste of any kind, is identified on the current or proposed (A) National Priorities List under 40 C.F.R. 300 Appendix B, (B) Comprehensive Environmental Response Compensation and Liability Inventory System list, or (C) any list arising from any statute analogous to CERCLA. As used herein, "Remedial Action" shall mean any action required to (i) clean up, remove or treat Hazardous Materials, (ii) prevent a release or threat of release of any Hazardous Material, (iii) perform pre-remedial studies, investigations or post-remedial monitoring and care, (iv) cure a violation of Environmental Law or (v) take corrective action under sections 3004(u), 3004(v) or 3008(h) of RCRA or analogous state law.

         (d) Except as set forth on Schedule 2.11(d) hereto, there have been and are no (i) aboveground or underground storage tanks, subsurface disposal systems, or wastes, drums or containers disposed of or buried on, in or under the ground or any surface waters, (ii) asbestos or asbestos containing materials or radon gas, (iii) polychlorinated biphenyls ("PCB") or PCB-containing equipment, including transformers, or (iv) wetlands (as defined under any Environmental Law) located within any portion of the Real Property, nor have any liens been placed upon any portion of the Real Property, the Improvements or any property formerly owned, occupied or leased by the Companies in connection with any actual or alleged liability under any Environmental Law.

         (e) Except as set forth on Schedule 2.11(e) hereto, (i) there is no pending or threatened claim, litigation, or administrative proceeding, or known prior claim, litigation or administrative proceeding, arising under any Environmental Law involving either of the Companies, the Real Property, the Improvements, any property formerly owned, leased or occupied by the Companies, any offsite contamination affecting the business of the Companies or any operations conducted at the Real Property, (ii) there are no ongoing negotiations with or agreements with any governmental authority relating to any Remedial Action or other environmentally related claim, (iii) the Companies have not submitted notice pursuant to Section 103 of CERCLA or analogous statute or notice under any other applicable Environmental Law reporting a release of a Hazardous Material into the environment, and (iv) the Companies have not received any notice, claim, demand, suit or request for information from any governmental or private entity with respect to any liability or alleged liability under any Environmental Law, nor to the knowledge of the Stockholders and the Companies, has any other entity whose liability therefor, in whole or in part, may be attributed to the Companies, received such notice, claim, demand, suit or request for information.

         (f) The Stockholders and the Companies have provided to UAG all environmental studies and reports obtained by them or known to them pertaining to the Real Property, the Improvements, the Companies and any property formerly owned, occupied or leased by the Companies, and have permitted (or will have permitted as of the Closing Date), the testing of the soil, groundwater, building components, tanks, containers and equipment on the Real Property, the Improvements, and any property formerly owned, occupied or leased by the Companies, by UAG or UAG's agents or experts as they have or shall have deemed necessary or appropriate to confirm the condition of such properties. Any testing shall not be construed as a waiver of any rights which UAG or Sub have arising out of the representations and warranties contained herein.

2.12.  INVENTORIES

         The values at which inventories are carried on the Company Balance Sheets and Company Factory Statements reflect the normal inventory valuation policies of the Companies, and such values are in conformity with the Company Accounting Principles. All inventories (other than new car inventories) reflected on the Company Balance Sheets and Company Factory Statements or arising since the date thereof are currently marketable and can reasonably be anticipated to be sold at normal mark-ups within 90 days after the date hereof in the ordinary course of business, except for spare parts inventory which inventory is good and usable. All new car inventories reflected on the Company Balance Sheets and Company Factory Statements or arising since the date thereof and prior to Closing are currently marketable and can reasonably be anticipated to be sold in the ordinary course of business within 90 days.

2.13.  ACCOUNTS RECEIVABLE

         All accounts receivable reflected on the Company Balance Sheets are, and all accounts receivable that will be or will have been reflected on the Closing Date Balance Sheets will have arisen from bona fide transactions in the ordinary course of business and are subject to no defenses, setoffs or counterclaims other than normal cash discounts accrued in the ordinary course of business.

2.14.  INSURANCE

         All material properties and assets of the Companies which are of an insurable character are insured against loss or damage by fire and other risks to the extent and in the manner reasonable in light of the risks attendant to the businesses and activities in which the Companies are engaged and customary for companies engaged in similar businesses or owning similar assets. Set forth on Schedule 2.14 hereto is a list and brief description (including the name of the insurer, the type of coverage provided, the amount of the annual premium for the current policy period, the amount of remaining coverage and deductibles and the coverage period) of all policies for such insurance and the Companies have made or will make available to UAG true and complete copies of all such policies. All such policies are in full force and effect and will not in any way be affected by or terminated or lapsed by reason of the consummation of the transactions contemplated by this Agreement. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by the Companies.

2.15.  CONTRACTS; ETC.

         As used in this Agreement, the term "Company Agreements" shall mean all mortgages, indenture notes, agreements, contracts, leases, licenses, franchises, obligations, instruments or other commitments, arrangements or understandings of any kind, whether written or oral, binding or non-binding, (including all leases and other agreements referred to on Schedule 2.10 hereto) to which either of the Companies is a party or by which either of the Companies or any of their respective assets or properties (including the Real Property and the Improvements) may be bound or affected, including all amendments, modifications, extensions or renewals of any of the foregoing. Set forth on
Schedule 2.15 hereto is a complete and accurate list of each Company Agreement which is material to the business, operations, assets, condition (financial or otherwise) or prospects of either of the Companies. True and complete copies of all written Company Agreements referred to on Schedule 2.15 and Schedule 2.10 hereto, exclusive of individual vehicle titles and/or manufacturer's certificates of origin and floor plan liens applicable to individual vehicles, have been delivered to UAG, and the Companies have provided UAG with accurate and complete written summaries of all such Company Agreements which are unwritten. Except as set forth on Schedule 2.15, the Companies are not, nor, to the knowledge of the Companies and the Stockholders is, any other party thereto, in breach of or default under any Company Agreement, and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of, any Company Agreement or result in the creation of any Lien upon, or any Person obtaining any right to acquire, any properties, assets or rights of the Companies. There are no material unresolved disputes involving either of the Companies under any Company Agreement. For purposes of this Section 2.15, material shall mean any Company Agreement that requires payments or expenditures in excess of $100,000 in any 12-month period.

2.16.  LABOR RELATIONS

         (a) The Companies have paid or made provision for the payment of all salaries and accrued wages and have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and have withheld and paid to the appropriate governmental authority, or are holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of their employees.

         (b) Except as set forth on Schedule 2.16(b) hereto, none of the Companies is a party to any (i) outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for payment of any bonus or commission, (ii) agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law), (iii) collective bargaining agreement or other labor union contract applicable to persons employed by the Companies, nor do the Stockholders or the Companies know of any activities or proceedings of any labor union to organize any such employees. The Companies have furnished to UAG complete and correct copies of all such agreements ("Employment and Labor Agreements"). The Companies have not breached or otherwise failed to comply with any provisions of any Employment or Labor Agreement.

         (c) Except as set forth in Schedule 2.16(c) hereto, (i) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"), (ii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Stockholders' or the Companies' knowledge, threatened, against or affecting the Companies, and the Companies have not experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or with respect to employees of the Companies, (iii) there is no representation claim or petition pending before the NLRB or any similar foreign agency and no question concerning representation exists relating to the employees of the Companies,
(iv) there are no charges with respect to or relating to the Companies pending before the Equal

Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices, (v) the Companies have not received formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Companies and, to the knowledge of the Companies, no such investigation is in progress and (vi) the consents of the unions that are parties to any Employment and Labor Agreements are not required to complete the transactions contemplated by this Agreement and the Documents.

         (d) The Companies have never caused any "plant closing" or "mass layoff" as such actions are defined in the Worker Adjustment and Retraining Notification Act, as codified at 29 U.S.C. ss.ss. 2101-2109, and the regulations promulgated therein.

2.17.  EMPLOYEE BENEFIT PLANS

         (a) Set forth on Schedule 2.17(a) hereto is a true and complete list of:

         (i) each employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), maintained by the Companies or to which the Companies are required to make contributions ("Pension Benefit Plan"); and

         (ii) each employee welfare benefit plan, as defined in Section 3(i) of ERISA, maintained by the Companies or to which the Companies are required to make contributions ("Welfare Benefit Plan").

True and complete copies of all Pension Benefit Plans and Welfare Benefit Plans (collectively, "ERISA Plans") have been delivered to or made available to UAG together with, as applicable with respect to each such ERISA Plan, trust agreements, summary plan descriptions, all IRS determination letters or applications therefor with respect to any Pension Benefit Plan intended to be qualified pursuant to Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and valuation or actuarial reports, accountant's opinions, financial statements, IRS Form 5500s (or 5500-C or 5500-R) and summary annual reports for the last three years.

         (b) With  respect  to the  ERISA  Plans,  except  as set  forth on
Schedule 2.17(b):

         (i) there is no ERISA Plan which is a " multiemployer" plan as that term is defined in Section 3(37) of ERISA ("Multiemployer Plan");

         (ii) no event has occurred or (to the knowledge of the Companies or the Stockholders) is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA or under Section 4975 of the Code;

         (iii) each ERISA Plan has operated since its inception in accordance with the reporting and disclosure requirements imposed under ERISA and the Code and has timely filed Form 5500e (or 5500-C or 5500-R) and predecessors thereof; and

         (iv) no ERISA Plan is liable for any federal, state, local or foreign Taxes.

         (c) Each Pension Benefit Plan intended to be qualified under
Section 401(a) of the Code:

         (i) has been qualified, from its inception, under Section 401(a) of the Code, and the trust established thereunder has been exempt from taxation under Section 501(a) of the Code and is currently in compliance with applicable federal laws;

         (ii) has been operated, since its inception, in accordance with its terms and there exists no fact which would adversely affect its qualified status; and

         (iii) is not currently under investigation, audit or review by the IRS or (to the knowledge of the Companies and the Stockholders) no such action is contemplated or under consideration and the IRS has not asserted that any Pension Benefit Plan is not qualified under Section 401(a) of the Code or that any trust established under a Pension Benefit Plan is not exempt under Section 501(a) of the Code.

         (d) With respect to each Pension Benefit Plan which is a defined benefit plan under Section 414(j) and, for the purpose solely of Section 2.17(d)(iv) hereof, each defined contribution plan under Section 414(i) of the
Code:

         (i) no liability to the Pension Benefit Guaranty Corporation ("PBGC") under Sections 4062-4064 of ERISA has been incurred by the Companies since the effective date of ERISA and all premiums due and owing to the PBGC have been timely paid;

         (ii) the PBGC has not notified the Companies or any Pension Benefit Plan of the commencement of proceedings under Section 4042 of ERISA to terminate any such plan;

         (iii) no event has occurred since the inception of any Pension Benefit Plan or (to the knowledge of the Companies or the Stockholders) is threatened or about to occur which would constitute a reportable event within the meaning of Section 4043(b) of ERISA;

         (iv) no Pension Benefit Plan ever has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code); and

         (v) if any of such Pension Benefit Plans were to be terminated on the Closing Date (A) no liability under Title IV of ERISA would be incurred by the Companies and (B) all benefits accrued to the day prior to the Closing Date (whether or not vested) would be fully funded in accordance with the actuarial assumptions and method utilized by such plan for valuation purposes.

         (e) With respect to each Pension Benefit Plan, Schedule 2.17(e) contains a list of all Pension Benefit Plans to which ERISA has applied which have been or are being terminated, or for which a termination is contemplated, and a description of the actions taken by the PBGC and the IRS with respect thereto.

         (f) The approximate aggregate of the amounts of contributions by the Companies to be paid or accrued under ERISA Plans for the current fiscal year is set forth on Schedule 2.17(f) (the "Aggregate ERISA Contributions"), and the Aggregate ERISA Contributions are not expected to exceed the total amount set forth on Schedule 2.17(f). To the extent required in accordance with Company Accounting Principles, the Company Balance Sheets reflect in the aggregate an accrual of all amounts of employer contributions accrued but unpaid by the Companies under the ERISA Plans as of the date of the Company Balance Sheet.

         (g) With respect to any Multiemployer Plan (1) the Companies have not, since their formation, made or suffered a "complete withdrawal" or "partial withdrawal" as such terms are respectively defined in Sections 4203 and 4205 of ERISA; (2) there is no withdrawal liability of the Companies under any Multiemployer Plan, computed as if a "complete withdrawal" by the Companies had occurred under each such Plan as of December 31, 1995; and (3) the Companies have not received notice to the effect that any Multiemployer Plan is either in reorganization (as defined in Section 4241 of ERISA) or insolvent (as defined in Section 4245 of ERISA).

         (h) With respect to the Welfare Benefit Plans:

         (i) There are no liabilities of the Companies under Welfare Benefit Plans with respect to any condition which relates to a claim filed on or before the Closing Date.

         (ii) No claims for benefits are in dispute or litigation.

2.18.  OTHER BENEFIT AND COMPENSATION PLANS OR ARRANGEMENTS

         (a) Set forth on Schedule 2.18(a) hereto is a true and complete list of:

         (i) each employee stock purchase, employee stock option, employee stock ownership, deferred compensation, performance, bonus, incentive, vacation pay, holiday pay, insurance, severance, retirement, excess benefit or other plan, trust or arrangement which is not an ERISA Plan whether written or oral, which the Companies maintain or are required to make contributions to;

         (ii) each other agreement, arrangement, commitment and understanding of any kind which require payments that exceed $50,000 in any 12-month period, whether written or oral, with any current or former officer, director or consultant of the Companies pursuant to which payments may be required to be made at any time following the date hereof (including, without limitation, any employment, deferred compensation, severance, supplemental pension, termination or consulting agreement or arrangement); and

         (iii) each employee of the Companies whose aggregate compensation for the fiscal year ended December 31, 1996 exceeded $50,000. True and complete copies of all of the written plans, arrangements and agreements referred to on Schedule 2.18(a) ("Compensation Commitments") have been provided to UAG together with, where prepared by or for the Companies, any valuation, actuarial or accountant's opinion or other financial reports with respect to each Compensation Commitment for the last three years. An accurate and complete written summary has been provided to UAG with respect to any Compensation Commitment which is unwritten.

         (b) Each Compensation Commitment:

         (i)

         since its inception, has been operated in all material respects in accordance with its terms;

         (ii) is not currently under investigation, audit or review by the IRS or any other federal or state agency and (to the knowledge of the Companies or the Stockholders) no such action is contemplated or under consideration;

         (iii) has no liability for any federal, state, local or foreign Taxes;

         (iv) has no claims subject to dispute or litigation;

         (v) has met all applicable requirements, if any, of the Code; and

         (vi) has operated since its inception in material compliance with the reporting and disclosure requirements imposed under ERISA and the Code.

2.19.  TRANSACTIONS WITH INSIDERS

         Set forth on Schedule 2.19 hereto is a complete and accurate description of all material transactions between the Companies or any ERISA Plan, on the one hand, and any Insider, on the other hand, that have occurred since January 1, 1996. For purposes of this Agreement:

         the term "Insider" shall mean the Stockholders, any director or officer of the Companies, and any Affiliate, Associate or Relative of any of the foregoing persons;

         the term "Associate" used to indicate a relationship with any person means (A) any corporation, partnership, joint venture or other entity of which such person is an officer or partner or is, directly or indirectly, through one or more intermediaries, the beneficial owner of 30% or more of (1) any class or type of equity securities or other profits interest or (2) the combined voting power of interests ordinarily entitled to vote for management or otherwise, and
(B) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

         a "Relative" of a person shall mean such person's spouse, such person's parents, sisters, brothers, children and the spouses of the foregoing, and any member of the immediate household of such person.

2.20.  PROPRIETY OF PAST PAYMENTS

         No funds or assets of the Companies have been used for illegal purposes; no unrecorded funds or assets of the Companies have been established for any purpose; no accumulation or use of the Companies' corporate funds or assets has been made without being properly accounted for in the respective books and records of the Companies; all payments by or on behalf of the Companies have been duly and properly recorded and accounted for in their respective books and records; no false or artificial entry has been made in the books and records of the Companies for any reason; no payment has been made by or on behalf of the Companies with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and the Companies have not made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign. Neither the IRS nor any other federal, state, local or foreign government agency or entity has initiated or threatened any investigation of any payment made by the Companies of, or alleged to be of, the type described in this Section 2.20.

2.21.  INTEREST IN COMPETITORS

         Except as set forth on Schedule 2.21, neither the Companies nor the Stockholders, nor any of their Affiliates, have any interest, either by way of contract or by way of investment (other than as holder of not more than 2% of the outstanding capital stock of a publicly traded Person, so long as such holder has no other connection or relationship with such Person) or otherwise, directly or indirectly, in any Person (other than the Companies) that is engaged in the retail sale of automobiles or light duty trucks.

2.22.  BROKERS

         Neither the Companies, nor any director, officer or employee thereof, nor the Stockholders or any representative of the Stockholders, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement or the Documents.

2.23.  ACCOUNTS

         Schedule 2.23 hereof correctly identifies each bank account maintained by or on behalf or for the benefit of the Companies and the name of each person with any power or authority to act with respect thereto.

2.24.  DISCLOSURE

         Neither the Companies nor the Stockholders have made any material misrepresentation to UAG relating to the Companies or the Shares or the Real Property or Improvements and neither the Companies nor the Stockholders have omitted to state to UAG any material fact relating to the Companies or the Shares or the Real Property or Improvements which is necessary in order to make the information given by or on behalf of the Companies or the Stockholders to UAG not misleading or which if disclosed would reasonably affect the decision of a person considering an acquisition of the Shares. To the knowledge of the Stockholders, no fact, event, condition or contingency exists or has occurred which has, or in the future can reasonably be expected to have, a Material Adverse Effect, which has not been disclosed in the Company Financial Statements or the Schedules to this Agreement.

2.25.  WORKING CAPITAL

         On the Closing Date, the Net Worth of the Companies shall include adequate working capital for each of the Companies sufficient to continue operating in the normal course of business.

                                   ARTICLE 3.
                         REPRESENTATIONS AND WARRANTIES
                              OF THE STOCKHOLDERS


            Subject to the parties' agreement and acknowledgement that the Schedules referred to in this Article 3 are to be delivered by the Stockholders no later than twenty (20) Business Days after the Effective Date hereof, each Stockholder (with respect only to himself) hereby represents and warrants to UAG as follows:

3.1.  OWNERSHIP OF SHARES; TITLE

         Each Stockholder is the owner of record and beneficially of the Shares as set forth on Schedule 3.1 hereof and has, and shall transfer to UAG at the Closing, good and marketable title to the Shares owned by him, free and clear of any and all security interests, pledge agreements, Liens, encumbrances, proxies and voting or other agreements except restrictions on transfer imposed by applicable federal and state securities laws.

3.2.  AUTHORITY

         The Stockholders have all requisite power and authority and have full legal capacity and are competent to execute, deliver and perform this Agreement and the Documents to which they are a party and to consummate the transactions contemplated hereby and thereby (including the disposition of the Shares to UAG as contemplated by this Agreement). This Agreement has been duly executed and delivered by the Stockholders and constitutes, and the Documents to which each Stockholder is a party when executed and delivered by such Stockholder will constitute, a valid and binding obligation of such Stockholder, enforceable against him in accordance with its terms. The execution, delivery and performance of this Agreement and the Documents by the Stockholders and the consummation of the transactions contemplated hereby and thereby do not and will not:

         (i) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any material contract, agreement, commitment, understanding, arrangement or restriction to which any of the Stockholders is a party or to which any of the Stockholders or any of their property is subject;

         (ii) violate or conflict with any Legal Requirements applicable to the Stockholders or any of Stockholders' businesses or properties; or

         (iii) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority, except in connection with or in compliance with the provisions of the H-S-R Act.

3.3.  REAL PROPERTY AND IMPROVEMENTS

         The Real Property and Improvements owned by the Stockholders are owned in fee simple, free and clear of all Liens, claims and encumbrances, except those disclosed in Schedule 3.3, none of which currently or, to their knowledge, in the future will affect the use of the Real Property or the Improvements for the conduct of the respective businesses of the Companies as presently conducted. No assessments have been made against any portion of the Real Property which are unpaid (except ad valorem taxes for the current year that are not yet due and payable), whether or not they have become Liens. There are no disputes concerning the location of the lines and corners of the Real Property. No one has been granted any right to purchase or lease the Real Property or Improvements other than the existing leases in favor of the Companies, and pursuant to which the Stockholders shall acknowledge there are no defaults under any such leases and no liability of either of the Companies results from such leases. The Stockholders shall make available to UAG all surveys, title binders, title policies and copies of any exceptions to title in their possession or control.

3.4.  INVESTMENT INTENT

         No Stockholder has a present plan, intention or arrangement to dispose of any of the UAG Common Stock received by him pursuant to the terms of this Agreement.

3.5.  QUALIFICATION OF STOCKHOLDERS

         Each Stockholder (i) is an "accredited investor" within the meaning of Regulation D of the Securities Act, and is acquiring the UAG Common Stock to be issued pursuant to the terms of this Agreement for his own account and not with a view to, or for resale in connection with, any distribution thereof; (ii) understands and acknowledges that such UAG Common Stock has not been registered under the Securities Act or any state securities laws by reason of certain exemptions from the registration provisions thereof which depend upon, among other things, the bona fide nature of his investment intent as expressed herein; (iii) is able to bear the economic risk of investment in such UAG Common Stock and has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of such UAG Common Stock; and (iv) understands and acknowledges that such UAG Common Stock will be "restricted securities" as that term is defined in Rule 144 under the Securities Act and that the certificates representing such UAG Common Stock will bear a legend restricting transfer unless (A) the transfer is exempt from the registration requirements under the Securities Act and any applicable state securities law and an opinion of counsel reasonably satisfactory to UAG that such transfer is exempt therefrom is delivered to UAG or (B) the transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities law.

                                   ARTICLE 4.
                     REPRESENTATIONS AND WARRANTIES OF UAG

         Subject to the parties' agreement and acknowledgement that the Schedules referred to in this Article 4 are to be delivered by UAG no later than twenty (20) Business Days after the Effective Date hereof, UAG hereby represents and warrants to the Companies and the Stockholders as follows:

4.1.  ORGANIZATION AND GOOD STANDING

         UAG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate the properties used in its business and to carry on its business as now being conducted. UAG is duly qualified to do business and is in good standing as a foreign corporation in each state and jurisdiction where qualification as a foreign corporation is required, except for such failures to be qualified and in good standing, if any, which when taken together with all other such failures of UAG and the UAG Subsidiaries (as defined below) would not, or could not reasonably be expected to, in the aggregate have a material adverse effect on UAG and the UAG Subsidiaries, taken as a whole. UAG has made available to the Stockholders complete and correct copies of its charter and bylaws, as amended and presently in effect.

4.2.  SUBSIDIARIES

         Each of the UAG Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate the properties and assets used in its business and to carry on its business as now being conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where qualification as a foreign corporation is required, except for such failures to be qualified and in good standing, if any, which when taken together with all other such failures of UAG and the UAG Subsidiaries would not, or could not reasonably be expected to, in the aggregate have a Material Adverse Effect on UAG and the UAG Subsidiaries, taken as a whole. All of the outstanding shares of capital stock of the UAG Subsidiaries have been validly authorized and issued, are fully paid and non-assessable, have not been issued in violation of any preemptive rights or of any federal or state securities law. "UAG Subsidiary" shall mean any corporation or other entity in which UAG, directly or indirectly, owns beneficially securities representing 50% or more of (i) the aggregate equity or profit interests or (ii) the combined voting power of voting interests ordinarily entitled to vote for management or otherwise.

4.3.  CAPITALIZATION

         The authorized stock of UAG and the number of shares of capital stock which are issued and outstanding are set forth on Schedule 4.3 hereto. The shares listed on Schedule 4.3 hereto constitute all the issued and outstanding shares of capital stock of UAG and have been validly authorized and issued, are fully paid and nonassessable, have not been issued in violation of any preemptive rights or of any federal or state securities law and no personal liability attaches to the ownership thereof.

4.4.  SEC FILINGS

         UAG has heretofore made available to the Stockholders UAG's Registration Statement on Form S-1 as declared effective by the SEC on October 23, 1996 and UAG's Quarterly Report on Form 10-Q for the period ending September 30, 1996 (the "SEC Filings"). As of their respective dates, the SEC filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. UAG shall provide to Mize and Arnold any Quarterly Reports or Annual Reports filed with the SEC between the date hereof and Closing, promptly after such reports are filed.

4.5.  AUTHORITY; APPROVALS AND CONSENTS

         UAG has the corporate power and authority to enter into this Agreement and the Documents to which it is a party and to perform its obligations hereunder and thereunder. At the time of the Closing, the execution, delivery and performance of this Agreement and the Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby will have been duly authorized and approved by the Board of Directors of UAG and no other corporate proceedings on the part of UAG will be necessary to authorize and approve this Agreement and the Documents and the transactions contemplated hereby and thereby. This Agreement has been, and on the Closing Date the Documents will be, duly executed and delivered by, and constitute a valid and binding obligation of, UAG, enforceable against UAG in accordance with their respective terms. Except as set forth on Schedule 4.5 hereto, the execution, delivery and performance by UAG of this Agreement and the Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

         (i) contravene any provisions of the Certificate of Incorporation or ByLaws of UAG;

         (ii) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any UAG Agreement (as defined below) or require any consent or waiver of any party to any UAG Agreement;

         (iii) result in the creation of any security interest upon, or any person obtaining any right to acquire, any properties, assets or rights of UAG;

         (iv) violate or conflict with any Legal Requirements applicable to UAG or its respective businesses or properties that would or could reasonably be expected to have a Material Adverse Effect on UAG and the UAG Subsidiaries, taken as a whole; or

         (v) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority, except in connection with or in compliance with the provisions of the H-S-R Act.

         Except as set forth or referred to above, no authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental administrative or judicial authority is necessary to be obtained or made by UAG to enable UAG to continue to conduct its business and operations and use its properties after the Closing in a manner which is in all material respects consistent with that in which they are presently conducted.

4.6.  FINANCIAL STATEMENTS

         Attached as Schedule 4.6 are true and complete copies of:

         (a) the consolidated balance sheet of UAG and its consolidated UAG Subsidiaries as of December 31 in each of the years 1994 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal years ended on such dates, together with the notes thereto, in each case examined by and accompanied by the report of Coopers & Lybrand, independent certified public accountants; and

         (b) the unaudited consolidated balance sheet of UAG and its consolidated UAG Subsidiaries as of September 30, 1996 (the "UAG Balance Sheet"), and the unaudited consolidated statements of income, stockholders' equity and cash flows for the month periods ended on such dates, together with the notes thereto;

(all the foregoing financial statements, including the notes thereto, being referred to herein collectively as the "UAG Financial Statements"). The UAG Financial Statements are in accordance with the books and records of UAG and the UAG Subsidiaries, fairly present the consolidated financial position, results of operations, stockholders' equity and changes in financial position of UAG and the UAG Subsidiaries as of the dates and for the periods indicated, in each case in conformity with GAAP consistently applied (except as otherwise indicated in such statements) during such periods, and can be legitimately reconciled with the financial statements and the financial records maintained and the accounting methods applied by UAG and the UAG Subsidiaries for federal income tax purposes, and the unaudited financial statements included in the UAG Financial Statements indicate all adjustments, which consist of only normal recurring accruals, necessary for such fair presentations. The statements of income included in the UAG Financial Statements do not contain any items of special or nonrecurring income except as expressly specified therein, and the balance sheets included in the UAG Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets. The books and accounts of UAG and the UAG Subsidiaries are complete and correct in all material respects and fairly reflect all of the transactions, items of income and expense and all assets and liabilities of the businesses of UAG and the UAG Subsidiaries consistent with prior practices of UAG and the UAG Subsidiaries.

4.7.  TAXES

         UAG, each UAG Subsidiary and, for any period during all or part of which the tax liability of any other corporation was determined on a combined or consolidated basis with UAG or any UAG Subsidiary, any such other corporation, have filed timely all federal, state, local and foreign tax returns, reports and declarations required to be filed (or have obtained or timely applied for an extension with respect to such filing) correctly reflecting the Taxes and all other information required to be reported thereon and have paid, or made adequate provision for the payment of, all Taxes which are due pursuant to such returns or pursuant to any assessment received by UAG or any UAG Subsidiary or any such other corporation. In the ordinary course, UAG makes adequate provision on its books for the payment of all Taxes (including for the current fiscal period) owed by UAG and the UAG Subsidiaries. Neither UAG nor any UAG Subsidiary has been subject to a federal or state tax audit of any kind, and no adjustment has been proposed by the IRS with respect to any return for any subsequent year. UAG knows of no basis for an assertion of a deficiency for Taxes against UAG or any UAG Subsidiary.

4.8.  DISCLOSURE

         Neither UAG nor any UAG Subsidiary has made any material misrepresentation to the Companies or the Stockholders relating to this Agreement and neither UAG nor any UAG Subsidiary has omitted to state to the Companies or the Stockholders any material fact relating to this Agreement which is necessary in order to make the information given by or on behalf of UAG or any UAG Subsidiary to the Companies or the Stockholders or their representatives at or prior to Closing not misleading. To the knowledge of UAG, no fact, event, condition or contingency exists or has occurred which has, or in the future can reasonably be expected to have, a material adverse effect on UAG and the UAG Subsidiaries, taken as a whole, which has not been disclosed in the SEC Filings or the Schedules to this Agreement.

4.9.  BROKERS

         Neither UAG nor any of their directors, officers or employees has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

                                  ARTICLE 5.
                      COVENANTS AND ADDITIONAL AGREEMENTS

5.1.  ACCESS; CONFIDENTIALITY

         Between the date that is two (2) Business Days after the Effective Date and the Closing Date, the Stockholders and the Companies will (i) provide to the officers and other authorized representatives of UAG full access, during normal business hours, to any and all premises, properties, files, books, records, documents, and other information of the Companies and will cause their officers to furnish to UAG and their authorized representatives any and all financial, technical and operating data and other information pertaining to the businesses and properties of the Companies, and (ii) make available for inspection and copying by UAG true and complete copies of any documents relating to the foregoing. UAG will hold in confidence (unless and to the extent compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law) all Confidential Information (as defined below) and will not use the same to the detriment of the Companies or the Stockholders and will not disclose the same to any third party except in connection with obtaining financing and otherwise as may reasonably be necessary to carry out this Agreement and the transactions contemplated hereby. If this Agreement is terminated, UAG will promptly return to the Companies, all information furnished by the Companies and held by UAG, including all copies and summaries thereof. In connection with the foregoing, UAG shall coordinate with the Stockholders or their designees and, without the consent of the Stockholders, shall not have more than three (3) representatives at any of the Companies at any one time. As used herein, "Confidential Information" shall mean all information concerning the Companies obtained by UAG from the Companies in connection with the transactions contemplated by this Agreement, except information (x) ascertainable or obtained from public information, (y) received from a third party not employed by or otherwise affiliated with the Companies or (z) which is or becomes known to the public, other than through a breach by UAG of this Agreement. The Stockholders will hold in confidence (unless and to the extent compelled to disclose by judicial or administrative process, or, in the opinion of their counsel, by other requirements of law) all UAG Confidential Information (as defined below) and will not disclose the same to any third party except as may reasonably be necessary to carry out this Agreement and the transactions contemplated hereby, including any due diligence review by or on behalf of the Stockholders. If this Agreement is terminated, the Stockholders will promptly return to UAG, upon the reasonable request of UAG, all UAG Confidential Information furnished by UAG and held by the Stockholders, including all copies and summaries thereof. As used herein, "UAG Confidential Information" shall mean all information concerning UAG obtained by the Stockholders in connection with the transactions contemplated by this Agreement, except information (x) ascertained or obtained from public information, (y) received from a third party not employed or otherwise affiliated with UAG or (z) which is or becomes known to the public, other than a breach by the Stockholders of this Agreement.

5.2.  FURNISHING INFORMATION; ANNOUNCEMENTS

         The Stockholders and the Companies, on the one hand, and UAG, on the other hand, will, as soon as practicable after reasonable request therefor, furnish to the other all the information concerning the Stockholders and the Companies or UAG, respectively, required for inclusion in any statement or application made by UAG or the Companies to any governmental or regulatory body or in connection with obtaining any third party consent in connection with the transactions contemplated by this Agreement. Neither the Stockholders nor the Companies, on the one hand, nor UAG, on the other hand, or any representative thereof, shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated hereby without the prior consent of the other, except as may be required by law (including Federal or state securities laws) as determined by such parties' counsel. UAG shall not file this agreement as an Exhibit to any SEC filing unless such filing is required to be filed by applicable law, as determined by UAG's counsel in its sole discretion.

5.3.  ANTITRUST IMPROVEMENTS ACT COMPLIANCE

         UAG and the Stockholders and the Companies, as applicable, shall each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed by the respective "ultimate parent" entities under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), and the rules and regulations promulgated thereunder, with respect to the transactions contemplated herein. The parties shall use their best efforts to make such filings promptly, to respond to any requests for additional information made by either of such agencies, to cause the waiting periods under the H-S-R Act to terminate or expire at the earliest possible date and to resist vigorously, at their respective cost and expense (including, without limitation, the institution or defense of legal proceedings), any assertion that the transactions contemplated herein constitute a violation of the antitrust laws, all to the end of expediting consummation of the transactions contemplated herein; provided, however, that if UAG or the Stockholders shall determine after issuance of any preliminary injunction that continuing such resistance is not in its or their best interests, UAG or the Stockholders, as the case may be, may, by written notice to the other party, terminate this Agreement with the effect set forth in Section 8.2 hereof.

5.4.  CERTAIN CHANGES AND CONDUCT OF BUSINESS

         (a) From and after the date of this Agreement and until the Closing Date, the Companies shall, and the Stockholders shall cause the Companies to, conduct their respective businesses solely in the ordinary course consistent with past practices and, without the prior written consent of UAG, neither the Stockholders nor the Companies will, except as required or permitted pursuant to the terms hereof, permit the Companies to:

         (i) make any material change in the conduct of their respective businesses and operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

         (ii) make any change in their Articles of Incorporation or Bylaws, issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for their capital stock or alter any term of any of their outstanding securities or make any change in their outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

         (iii) (A) incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices, (B) issue any securities convertible or exchangeable for debt securities of the Companies, or (C) issue any options or other rights to acquire from the

    Companies, directly or indirectly, debt securities of the Companies or any security convertible into or exchangeable for such debt securities;

         (iv) make any sale, assignment, transfer, abandonment or other conveyance of any of their assets or any part thereof, except transactions pursuant to contracts set forth in Schedule 2.15 hereto and dispositions of inventory or of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business consistent with past practices;

         (v) subject any of their assets, or any part thereof, to any Lien or suffer such to be imposed other than such Liens as may arise in the ordinary course of business consistent with past practices by operation of law which will not have, or cannot reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

         (vi) declare, set aside or pay any dividends or other distributions (whether in cash, stock, property or any combination thereof) in respect of any shares of their capital stock (other than distributions or other payments that do not reduce the Net Worth of the Companies below $5,000,000) or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

         (vii) acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

         (viii) enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

         (ix) make or commit to make any individual material capital expenditure in excess of $60,000, or aggregate capital expenditures in excess of $150,000 (excepting rental vehicles);

         (x) pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of their Affiliates except for transactions pursuant to contracts set forth on Schedule 2.15;

         (xi) guarantee any indebtedness for borrowed money or any other obligation of any other person, other than in the ordinary course of business consistent with past practice;

         (xii) fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by the Companies (or on behalf of the Companies) on the date hereof;

         (xiii) make any loan, advance or capital contribution to or investment in any Person;

         (xiv) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in GAAP or write-down the value of any inventory or write-off as uncollectible any accounts receivable except in the ordinary course of business consistent with past practices;

         (xv) settle, release or forgive any claim or litigation or waive any material right above $25,000;

         (xvi) make, enter into, modify, amend in any material respect or terminate any material commitment, bid or expenditure, other than in the ordinary course of business consistent with past practice;

         (xvii) take any other action that would cause any of the representations and warranties made by the Companies in this Agreement not to remain true and correct; or

         (xviii) commit itself to do any of the foregoing.

         (b) From and after the date hereof and until the Closing Date, the Stockholders and the Companies will cause the Companies to use their reasonable best efforts to:

         (i) continue to maintain, in all material respects, their properties in accordance with present practices in a condition suitable for their current use;

         (ii) comply with all applicable Environmental Laws, and, in the event the Companies shall receive notice that there exists a violation of any Environmental Law with respect to their operations or any Real Property, promptly (and in any event within the time period permitted by the applicable governmental authority) remove or remedy such violation in accordance with all applicable Environmental Laws; provided, however, that any remediation or removal shall be subject to the prior approval of UAG;

         (iii) file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against the Companies unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

         (iv) keep its books of account, records and files in the ordinary course and in accordance with existing practices;

         (v) preserve its business organization intact and continue to maintain existing business relationships with suppliers, customers and others with whom business relationships exist other than relationships that are, at the same time, not economically beneficial to it; and

         (vi) continue to conduct their business in the ordinary course consistent with past practices.

5.5.  NO INTERCOMPANY PAYABLES OR RECEIVABLES

         Except as disclosed on Schedule 5.5 hereto, at the Closing there will be no intercompany payables or intercompany receivables due and/or owing between the Stockholders and their Affiliates (other than the Companies) on the one hand, and the Companies, on the other hand, other than those incurred in the ordinary course of business and disclosed in the Notes to the Company Financial Statements.

5.6.  NEGOTIATIONS

         From the date hereof and until the termination of this Agreement pursuant to the provisions hereof, no Stockholder, nor the Companies, nor their officers, directors, employees, advisors, agents, representatives, Affiliates or anyone acting on behalf of the Stockholders, the Companies or such persons, shall, directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or provide any information to, any person (other than UAG or its representatives) concerning any merger, sale of assets (other than in the ordinary course of business), purchase or sale of shares of capital stock or similar transaction involving the Companies or purchase or sale of any of the Real Property.

5.7.  CONSENTS; COOPERATION

         Subject to the terms and conditions hereof, the Stockholders and the Companies and UAG will use their respective best efforts at their own expense:

         (i) to obtain prior to the earlier of the date required (if so required) or the Closing Date, all waivers, permits, licenses, approvals, authorizations, qualifications, orders and consents of all third parties and governmental authorities, and make all filings and registrations with governmental authorities which are required on their respective parts for (A) the consummation of the transactions contemplated by this Agreement, (B) the ownership or leasing and operating after the Closing by the Companies of all their material properties and (C) the conduct after the Closing by the Companies of their respective businesses as conducted by them on the date hereof;

         (ii) to defend, consistent with applicable principles and requirements of law, any lawsuit or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third persons (including governmental authorities) challenging this Agreement or the transactions contemplated hereby and thereby; and

         (iii) to furnish each other such information and assistance as may reasonably be requested in connection with the foregoing.

5.8.  ADDITIONAL AGREEMENTS

         Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts at its own expense to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. The Stockholders agree to execute and deliver any and all documents that Ford Motor Company typically requires a selling dealer to execute in connection with the transfer of a dealership. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the Stockholders and the proper officers of the Companies and UAG and its proper officers, as the case may be, shall take all such necessary action.

5.9.  INTERIM FINANCIAL STATEMENTS

         Within thirty (30) days after the end of each calendar month after the date of this Agreement, the Companies will deliver to UAG the most recent monthly and year-to-date financial statements delivered to Ford Motor Company. All such financial statements shall fairly present the financial position, results of operations of the Companies as of the date or for the periods indicated. All financial statements delivered pursuant to this Section 5.9 shall be prepared on a basis consistent with the Company Factory Statements.

5.10.  NOTIFICATION OF CERTAIN MATTERS

         Between the date hereof and the Closing, each party to this Agreement will give prompt notice in writing to the other party hereto of: (i) any information that indicates that any representation and warranty of such party contained herein was not true and correct as of the date hereof or will not be true and correct as of the Closing, (ii) the occurrence of any event which could result in the failure to satisfy a condition specified in Article 6 or Article 7 hereof, as applicable,
(iii) any notice or other communication from any third person alleging that the consent of such third person is or may be required in connection with the transactions contemplated by this Agreement, and (iv) in the case of the Stockholders and the Companies, any notice of, or other communication relating to, any default or event which, with notice or lapse of time or both, would become a default under any Company Agreement. The Stockholders shall (x) promptly advise UAG of any event that has, or could in the future have, a Material Adverse Effect (y) confer on a regular basis with one or more designated representatives of UAG to report operational matters and to report the general status of ongoing operations, and (z) notify UAG of any emergency or other change in the normal course of business or in the operation of the properties of the Companies and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or adjudicatory proceedings involving the Companies or any of their assets or operations, and will keep UAG fully informed of such events and permit UAG's representatives access to all materials prepared in connection therewith. The Stockholders shall give prompt notice to UAG of any notice or other communication from any third person asserting any right, title or interest in any of the Shares held by the Stockholders (including, without limitation, any threat to commence, or notice of the commencement of any action or other proceeding with respect to any of the Shares) or the occurrence of any other event of which any Stockholder has knowledge which could result in any failure to consummate the sale of the Shares as contemplated hereby.

5.11.  ASSURANCE BY THE STOCKHOLDERS

         The Stockholders shall cause each of the Companies to comply with their respective covenants set forth in this Agreement.

5.12.  SECTION 338(H)(10) ELECTION

         The Stockholders agree to join with UAG, if UAG so requests, in making a timely election to treat the purchase and sale of the Shares pursuant to this Agreement as a sale of all of the Companies' assets under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code"), as permitted pursuant to Section 1.338(h)(10)-1(a) of the Treasury Regulations promulgated thereunder. In the event of such an election, UAG agrees to promptly pay to the Stockholders the amount of any additional federal or state income tax (including any penalties and interest thereon) that is imposed on the Stockholders solely by reason of the making of such election. Thus, in the event that the federal and/or state income tax imposed on the

Stockholders by reason of the stock sale exceeds the income tax that would have been imposed if no such election had been made, UAG will be responsible for such excess, along with any penalties and interest thereon. The parties agree that, to the extent the payment required pursuant to this Section 5.12 relates to LIFO reserves, the amount of any payment to the Stockholders pursuant to this Section 5.12 shall be computed based on the LIFO reserve amounts as currently reflected in the Companies' tax returns and records without taking into account any adjustment to such LIFO reserve amounts upon audit of any taxable year up through the date of the Closing. UAG further agrees to "gross up" any payment to the Stockholder pursuant to this Section 5.12 to take into account that any such payment would itself be subject to income tax.

5.13.  NON-INTERFERENCE

         After the Closing Date, the Stockholders and their Affiliates shall not interfere with or disrupt, or attempt to interfere with or disrupt, the relationship, contractual or otherwise, between the Company and any customer, client, supplier, manufacturer, distributor, consultant, independent contractor or employee of the Companies and agree not to solicit or hire any employee of the Companies unless such employee has already terminated his employment with the Companies.

5.14.  INSURANCE

         UAG shall either keep in place existing insurance policies relating to workers' compensation, property damage and personal injury or, if UAG chooses to replace such policies, UAG shall indemnify the Stockholders for any Costs suffered by the Stockholders in connection with any workers' compensation, property damage or personal injury claims made after the Closing; provided, however, that such indemnification shall be limited to Costs, if any, that would have been covered by the Companies' insurance policies in effect (as of the Closing Date) had such policies remained in full force and effect.

5.15.  PIGGYBACK REGISTRATION RIGHTS AGREEMENT

         UAG and the Stockholders shall enter into a piggyback registration rights agreement on terms mutually agreeable to the parties, which agreement shall include customary terms and which agreement shall be subject to any existing contractual rights of UAG.

5.16.  REIMBURSEMENT BY UAG FOR TAX BENEFITS

         In the event that the parties do not make an election pursuant to
Section 338(h)(10) of the Code pursuant to Section 5.12 hereof and any taxing authority (including, without limitation, the Internal Revenue Service or similar state revenue department) shall increase the taxable income of any of the

Companies in any taxable year up to the date of Closing, UAG shall pay to the Stockholder or Stockholders (including any prior stockholders of the Company) who pay the tax relating to such increase the lesser of (i) the Net Tax Benefit (as defined in the following sentence) and (ii) the additional tax (excluding any interest of penalties) paid by such Stockholder or Stockholders with respect to such additional taxable income as reduced (on a gross and not a present value basis) by any subsequent tax savings to such Stockholder or Stockholders caused by the recognition of such additional taxable income, including (without limitation) any amount of tax saved upon the sale of the Shares pursuant to this Agreement. For this purpose, "Net Tax Benefit" is defined as the present value (using a discount rate equal to UAG's average cost of capital at the time of calculation) of the tax savings to be realized, or which reasonably can be expected to be realized by UAG, as a result of the recognition by such Stockholder (determined on an individual Stockholder-by-Stockholder basis) of such additional taxable income. By way of example and not by way of limitation, if the 1992 taxable income of Wade Ford, Inc. were to be increased by $1,000,000 due to a change in its LIFO reserve amount, the Net Tax Benefit, assuming UAG's average cost of capital is 7% and the future tax benefit of the elimination of the LIFO reserve will be realized, or reasonably can be expected to be realized, ratably (on an annual basis) over approximately 7 years and assuming that UAG's combined federal and state income tax rate is 40% during the 7-year period that the tax benefit is to be realized, the Net Tax Benefit would be approximately $307,000. Any payment pursuant to this Section 5.16 shall be made to the Stockholder or Stockholders within sixty (60) days after written notice from such Stockholder certifying to UAG that the Stockholder has paid the taxes relating to the increased taxable income. The parties agree to cooperate in good faith to agree upon the assumptions, if any, required in order to calculate the amount of any payment to be made pursuant to this Section 5.16.

                                   ARTICLE 6.
                         CONDITIONS TO THE OBLIGATIONS
                         OF UAG TO EFFECT THE CLOSING

         The obligations of UAG required to be performed by them at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by UAG as provided herein except as otherwise required by applicable law:

6.1.  REPRESENTATIONS AND WARRANTIES; AGREEMENTS; COVENANTS

         Each of the representations and warranties of the Companies and the Stockholders contained in this Agreement shall be true and correct in all material respects as of the date hereof and (having been deemed to have been made again at and as of the Closing) shall be true and correct in all material respects as of the Closings. Each of the obligations of the

Companies and the Stockholders required by this Agreement to be performed by them at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing. At the Closing, UAG shall have received a certificate, dated the Closing Date and duly executed by the Stockholders, to the effect that the conditions set forth in the two preceding sentences have been satisfied.

6.2.  AUTHORIZATION; CONSENTS

         (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the Documents, and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Companies. All filings required to be made under the H-S-R Act in connection with the transactions contemplated hereby shall have been made and all applicable waiting periods with respect to each such filing, including any extensions thereof, shall have expired or been terminated.

         (b) All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies and third persons (including, but not limited to, Ford Motor Company required to consummate the transactions contemplated hereby and all consents or waivers shall have been made or obtained.

6.3.  OPINIONS OF THE COMPANIES' AND THE STOCKHOLDER' COUNSEL

         UAG shall have been furnished with the opinion of counsel for the Companies and the Stockholders, dated the Closing Date, in form and substance satisfactory to UAG and its counsel, which opinions shall have been rendered with respect to those matters generally contained in Sections 2.1, 2.2, 2.3, 2.4, 2.9, 3.1 and 3.2 hereof and which opinions shall be appropriately qualified. In rendering the foregoing opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Companies and by government officials and upon such other documents and data as such counsel deem appropriate as a basis for their opinions. Such counsel may specify the state or states in which they are admitted to practice, that they are not admitted to the Bar in any other state or experts in the law of any other state and that such opinions are limited to Georgia, Tennessee and Federal laws, as the case may be.

6.4.  ABSENCE OF LITIGATION

         No order, stay, injunction or decree of any court of competent jurisdiction in the Untied States shall be in effect (i) that prevents or delays the consummation of any of the transactions contemplated hereby or (ii) would impose any limitation on the ability of UAG effectively to exercise full rights of ownership of the Shares. No action, suit or proceeding before any court or any governmental or regulatory entity shall be pending (or threatened by any governmental or regulatory entity), and no investigation by any governmental or regulatory entity shall have been commenced (and be pending), seeking to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement or seeking damages in connection therewith which UAG, in good faith and with the advice of counsel, believes makes it undesirable to proceed with the consummation of the transactions contemplated hereby.

6.5.  NO MATERIAL ADVERSE EFFECT

         During the period from December 31, 1996 to the Closing Date, there shall not have been any Material Adverse Effect.

6.6.  NET WORTH

         On the Closing Date, the Stockholders (at UAG's expense) shall deliver to UAG a balance sheet of the Companies dated as of the most recent practicable date preceding the Closing Date, prepared in accordance with the Accounting Principles (the "Estimated Closing Date Balance Sheets"). The Estimated Closing Date Balance Sheet shall show as of the date thereof, after taking into account the payment of any of the fees, costs and expenses by the Companies incurred in connection with this Agreement, a Net Worth not less than Five Million Dollars ($5,000,000).

6.7.  COMPLETION OF DUE DILIGENCE

         UAG shall have completed their due diligence examination of the Companies, the Real Property and the Improvements and the results of such examination, including any Phase I or Phase II environmental audits of the Companies, shall be satisfactory to UAG. UAG will pay the costs for a Phase I environmental audit. If, after obtaining the results of the Phase I environmental audit, UAG determines that a Phase II environmental audit is required, then the expenses of performing the Phase II environmental audit shall be paid one-half by UAG and one-half by the Stockholders; provided, however, that the Stockholders may elect not to pay any costs of the Phase II audit but, if the Stockholders elect not to pay one-half of the costs of the Phase II audit and the results of the Phase II audit conclude that remediation is recommended, the Stockholders shall pay the entire costs of the Phase II audit.

6.8.  NET INCOME

         Coopers & Lybrand shall have confirmed to UAG that the Pre-Tax Earnings of the Companies for the year ending December 31, 1996 is no less than Four Million Five Hundred Fifty Thousand Dollars ($4,550,000).

6.9.  LEASES

         The Companies and the Stockholders shall have entered into the Leases.

6.10.  BOARD APPROVAL

         The Board of Directors of UAG shall have approved the consummation of all of the transactions contemplated by this Agreement provided, however, that this condition shall be deemed waived after April 30, 1997.

6.11.  CERTIFICATES

         The Stockholders and the Companies shall have furnished UAG with a certificate, dated as of the Closing Date, executed by the Stockholders certifying to the fulfillment of the conditions set forth in Sections 6.5 and
6.6 hereof and shall have furnished UAG with such other certificates of its officers and others as UAG may reasonably request to evidence compliance with the conditions set forth in this Article 6.

6.12.  LEGAL MATTERS

         All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of the Stockholders and the Companies under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of the Stockholders and the Companies in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for UAG.

6.13.  APPROVAL OF MANUFACTURERS AND DISTRIBUTORS

         The Stockholders and the Companies shall have obtained the consent, authorization and approval of Ford Motor Company for the transfer of the Companies to UAG on customary terms no less favorable than those currently granted by Ford Motor Company to other dealers.

6.14.  NONDISTURBANCE AGREEMENTS/ESTOPPEL CERTIFICATES

         UAG shall have been provided with nondisturbance agreements and estoppel certificates in form and substance satisfactory to UAG with respect to the properties that are the subject of the Leases.

6.15.  TITLE INSURANCE

         UAG shall have obtained title insurance (at its sole expense) on behalf of the Companies with respect to the leasehold estates arising out of the Leases in form and substance satisfactory to UAG.

6.16.  SCHEDULES

         The Companies and the Stockholders shall have delivered to UAG all Schedules referred to herein and such Schedules shall be acceptable in form and substance to UAG. UAG shall have fifteen (15) Business Days from receipt of the complete set of Schedules to reject the Schedules, or this condition shall be deemed satisfied; provided, however, that nothing in this Section shall be construed as limiting UAG's right to conduct due diligence pursuant to Section
6.7 hereof with respect to any and all matters disclosed on such Schedules.

6.17.  LEASE TERMINATION AGREEMENTS/MEMORANDA OF LEASE

         The appropriate parties shall have executed lease termination agreements and memoranda of lease in form and substance satisfactory to UAG.

6.18.  RESIGNATION OF THE COMPANIES DIRECTORS.

         Each of the persons who is a director of the Companies on the Closing Date shall have tendered to UAG in writing his or her resignation as such in form and substance satisfactory to UAG.

6.19.  EMPLOYMENT OR CONSULTING AGREEMENTS.

         UAG and Mize shall have entered into an employment or consulting agreement on terms mutually agreeable to UAG and Mize. UAG and Arnold shall have entered into an employment or consulting agreement on terms mutually agreeable to UAG and Arnold.

                                   ARTICLE 7.
                        CONDITIONS TO THE OBLIGATIONS OF
                     THE STOCKHOLDERS TO EFFECT THE CLOSING

         The obligations of the Stockholders and the Companies required to be performed by them at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by the Companies and the Stockholders as provided herein except as otherwise required by applicable law:

7.1.  REPRESENTATIONS AND WARRANTIES; AGREEMENTS

         Each of the representations and warranties of UAG contained in this Agreement shall be true and correct on the date made and shall be true and correct in all material respects as of the Closing. Each of the obligations of UAG required by this Agreement to be performed by them at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing. At the Closing, the Stockholders shall have received a certificate, dated the Closing Date and duly executed by UAG to the effect that the conditions set forth in the preceding two sentences have been satisfied.

7.2.  AUTHORIZATION OF THE AGREEMENT, CONSENTS

         (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by UAG. All filings required to be made under the H-S-R Act in connection with the transactions contemplated hereby shall have been made and all applicable waiting periods with respect to each such filing, including extensions thereof, shall have expired or been terminated.

         (b) All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies and third persons (including, but not limited to, Ford Motor Company) required to consummate the transactions contemplated hereby and all consents or waivers shall have been made or obtained.

7.3.  OPINIONS OF UAG'S COUNSEL

         The Stockholders shall have been furnished with the opinion of Rogers & Hardin, counsel to UAG, dated the Closing Date, in form and substance reasonably satisfactory to the Stockholders and their counsel, which opinions, when taken together, shall have been rendered with respect to those matters generally contained in Sections 4.1, 4.2 and 4.3 hereof and which opinions shall be appropriately qualified. In rendering the foregoing opinions, such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of UAG and by government officials, and upon such other documents and data as such counsel deems appropriate as a basis for its opinion. Such opinions may be limited to federal laws and the General Corporation Law of the State of Delaware.

7.4.  ABSENCE OF LITIGATION

         No order, stay, judgment or decree shall have been issued by any court and be in effect restraining or prohibiting the consummation of the transactions contemplated hereby.

7.5.  CERTIFICATES

         UAG shall have furnished the Stockholders with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article 7 as may be reasonably requested by the Stockholders.

7.6.  LEGAL MATTERS

         All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of UAG under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of UAG in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for the Stockholders.

7.7.  EMPLOYMENT OR CONSULTING AGREEMENT.

         UAG and Mize shall have entered into an employment or consulting agreement on terms mutually agreeable to UAG and Mize. UAG and Arnold shall have entered into an employment or consulting agreement on terms mutually agreeable to UAG and Arnold.

7.8.  SCHEDULES.

         The Stockholders shall have ten (10) Business Days from receipt of the complete set of Schedules to reject the Schedules, or this condition shall be deemed satisfied; provided, however, that nothing in this Section shall be construed as limiting the Stockholders' right to conduct due diligence pursuant to Section 7.9 hereof.

7.9.  DUE DILIGENCE.

         The Stockholders shall have completed their financial due diligence of UAG and the results of such examination shall be satisfactory to the Stockholders.

7.10.  APPROVAL OF MANUFACTURERS AND DISTRIBUTORS

         The Stockholders and the Companies shall have obtained the consent, authorization and approval of Ford Motor Company for the transfer of the Companies to UAG on customary terms no less favorable than those currently granted by Ford Motor Company to other dealers.

                                   ARTICLE 8.
                                  TERMINATION

8.1.  TERMINATION

         This Agreement may be terminated at any time prior to Closing:

         (i) by mutual consent of UAG and the Stockholders;

         (ii) by either UAG or the Stockholders if the Closing shall not have taken place on or prior to May 15, 1997, or such later date as shall have been approved by UAG and the Stockholders (provided that the terminating party is not otherwise in material breach of its representations, warranties, covenants or agreements under this Agreement);

         (iii) by UAG or the Stockholders if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable;

         (iv) by UAG if any of the conditions specified in Article 6 hereof have not been met or waived by UAG at such time as such condition is no longer capable of satisfaction (provided UAG is not otherwise in material breach of its representations, warranties, covenants or agreements under this Agreement);

         (v) by the Stockholders if any of the conditions specified in Article 7 hereof have not been met or waived by the Stockholders at such time as such condition is no longer capable of satisfaction (provided that neither the Stockholders nor the Companies is otherwise in material breach of their or its representations, warranties covenants or agreements under this Agreement); or

         (vi) by either UAG or the Stockholders if there has been a material breach on the part of the other of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured (if curable) within ten (10) Business Days following receipt by the breaching party of written notice of such breach.

         If UAG or the Stockholders shall terminate this Agreement pursuant to the provisions hereof, such termination shall be effected by notice to the other party specifying the provision hereof pursuant to which such termination is made.

8.2.  EFFECT OF TERMINATION

         Except (i) for any breach of this Agreement prior to its termination,
(ii) for the obligations contained in Sections 5.1 and 10.2 hereof and (iii) as set forth in Sections 9.1 and 9.2 hereof, upon the termination of this Agreement pursuant to Section 8.1 hereof, this Agreement shall forthwith become null and void and none of the parties hereto or any of their respective officers, directors, employees, agents, Affiliates, consultants, stockholders or principals shall have any liability or obligation hereunder or with respect hereto. In the event that this Agreement is terminated prior to Closing, no party shall be liable to any other party for any amount in excess of Fifty Thousand Dollars ($50,000).

                                   ARTICLE 9.
                                INDEMNIFICATION

9.1.  INDEMNIFICATION BY THE STOCKHOLDERS

         (a) Notwithstanding the Closing or the delivery of the Shares, Mize and Dyer, jointly and severally, indemnify and agree to fully defend, save and hold harmless on an after-tax basis UAG, the Companies (after Closing), and any of their respective officers, directors, employees, stockholders, advisors, representatives, agents and Affiliates (each a "UAG Indemnified Party"), if a UAG Indemnified Party (including the Companies after the Closing Date) shall at any time or from time to time suffer any Costs (as defined in Section 9.6 below) arising, directly or indirectly, out of or resulting from, or shall pay or become obligated to pay any sum on account of, (i) any and all Mize Events of Breach (as defined below) or (ii) any Claim before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, which Claim involves, affects or relates to any assets, properties or operations of Mize Ford or the conduct of the business of Mize Ford prior to the Closing Date (a "Stockholder Third Party Claim"). As used herein, "Mize Event of Breach" shall be and mean any one or more of the following: (i) any untruth or inaccuracy in any representation of Mize, Dyer or Mize Ford or the breach of any warranty of Mize, Dyer or Mize Ford contained in this Agreement, including, without limitation, any misrepresentation in, or omission from, any statement, certificate, schedule, exhibit, annex or other document furnished pursuant to this Agreement by Mize, Dyer or Mize Ford (or any of their representatives) to UAG (or any representative of UAG) and any misrepresentation in or omission from any document furnished to UAG in connection with the Closing, and (ii) any failure of Mize, Dyer or Mize Ford duly to perform or observe any term, provision, covenant, agreement or condition on the part of Mize, Dyer or Mize Ford to be performed or observed.

         (b) Notwithstanding the Closing or the delivery of the Shares, Arnold and Billings, jointly and severally, indemnify and agree to fully defend, save and hold harmless on an after-tax basis, the UAG Indemnified Parties, if a UAG Indemnified Party (including the Companies after the Closing) shall at any time or from time to time suffer any Costs arising, directly or indirectly, out of or resulting from, or shall pay or become obligated to pay any sum on account of, (i) any and all Wade Events of Breach (as defined below) or (ii) any Claim before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, which Claim involves, affects or relates to any assets, properties or operations of Wade Ford or Buford Ford or the conduct of the business of Wade Ford or Buford Ford prior to the Closing Date (a "Wade Stockholder Third Party Claim"). As used herein, "Wade Event of Breach" shall be and mean any one or more of the following: (i) any untruth or inaccuracy in any representation of Arnold, Billings, Wade Ford or Buford Ford or the breach of any warranty of Arnold, Billings, Wade Ford or Buford Ford contained in this Agreement, including, without limitation, any misrepresentation in, or omission from, any statement, certificate, schedule, exhibit, annex or other document furnished pursuant to this Agreement by Arnold, Billings, Wade Ford or Buford Ford (or any of their representatives) to UAG (or any representative of UAG) and any misrepresentation in or omission from any document furnished to UAG in connection with the Closing, and (ii) any failure of Arnold, Billings, Wade Ford or Buford Ford duly to perform or observe any term, provision, covenant, agreement or condition on the part of Arnold, Billings, Wade Ford and Buford Ford to be performed or observed.

9.2.  INDEMNIFICATION BY UAG

         Notwithstanding the Closing, UAG indemnifies and agrees to fully defend, save and hold harmless on an after-tax basis the Stockholders, the Companies (prior to Closing), and any of their respective officers, directors, employees, stockholders, advisors, representatives, agents and Affiliates (each a "Stockholder Indemnified Party"), if a Stockholder Indemnified Party shall at any time or from time to time suffer any Costs arising, directly or indirectly, out of or resulting from, or shall pay or become obligated to pay any sum on account of, (i) any and all UAG Events of Breach (as defined below) or (ii) any Claim before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, which Claim involves, affects or relates to any assets, properties or operations of UAG or the conduct of the business of UAG prior to the Closing Date (a "UAG Third Party Claim"). As used herein, "UAG Event of Breach" shall be and mean any one or more of the following: (i) any untruth or inaccuracy in any representation of UAG or the breach of any warranty of UAG contained in this Agreement, including, without limitation, any misrepresentation in, or omission from, any statement, certificate, schedule, exhibit, annex or other document furnished pursuant to this Agreement by UAG (or any representative of UAG) to the Stockholders (or any representative of the Stockholder) and any misrepresentation in or omission from any document furnished to the Stockholders in connection with the Closing, and (ii) any failure of UAG duly to perform or observe any term, provision, covenant, agreement or condition on the part of UAG to be performed or observed.

9.3.  PROCEDURES

         If (i) any Mize Event of Breach or Wade Event of Breach occurs or is alleged and a UAG Indemnified Party asserts that any of the Stockholders have become obligated to a UAG Indemnified Party pursuant to Section 9.1, or if any Mize Third Party Claim or Wade Third Party Claim is begun, made or instituted as a result of which the Stockholders may become obligated to a UAG Indemnified Party hereunder, or (ii) a UAG Event of Breach occurs or is alleged and a Stockholder Indemnified Party asserts that

UAG has become obligated to a Stockholder Indemnified Party pursuant to Section 9.2, or if any UAG Third Party Claim is begun, made or instituted as a result of which UAG may become obligated to a Stockholder Indemnified Party hereunder (for purposes of this Article 2, any UAG Indemnified Party and any Stockholder Indemnified Party is sometimes referred to as an "Indemnified Party" and UAG and the Stockholders are sometimes referred to as an "Indemnifying Party," and any UAG Third Party Claim and any Mize Third Party Claim and any Wade Third Party Claim is sometimes referred to as a "Third Party Claim," in each case as the context so requires), such Indemnified Party shall give written notice to the Indemnifying Party of its or his obligation to provide indemnification hereunder, provided that any failure to so notify the Indemnifying Party shall not relieve them from any liability that it or he may have to the Indemnified Party under this Article 9. If such notice relates to a Third Party Claim, each Indemnifying Party, jointly and severally, agrees to defend, contest or otherwise protect such Indemnified Party against any such Third Party Claim at his or its sole cost and expense. Such Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of such Indemnified Party's choice and shall in any event cooperate with and assist the Indemnifying Party to the extent reasonably possible. If the Indemnifying Party fails timely to defend, contest or otherwise protect against such Third Party Claim, such Indemnified Party shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and such Indemnified Party shall be entitled to recover the entire Cost thereof from the Indemnifying Party, including, without limitation, attorneys' fees, disbursements and amounts paid (or of which such Indemnified Party has become obligated to pay) as the result of such Third Party Claim. Failure by the Indemnifying Party to notify such Indemnified Party of its or their election to defend any such Third Party Claim within fifteen (15) days after notice thereof shall have been given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its or their right to defend such Third Party Claim. If the Indemnifying Party assumes the defense of the particular Third Party Claim, the Indemnifying Party shall not, in the defense of such Third Party Claim, consent to entry of any judgment or enter into any settlement, except with the written consent of such Indemnified Party. In addition, the Indemnifying Party shall not enter into any settlement of any Third Party Claim except with the written consent of such Indemnified Party) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such Indemnified Party a full release from all liability in respect of such Third Party Claim. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at their own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any Third Party Claim to the extent the Third Party Claim seeks an order, injunction or other equitable relief against the

Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party.

9.4.  OFFSET

         In addition to and not in limitation of all rights of offset that an Indemnified Party may have under applicable law, the parties agree that, at any Indemnified Party's option, any or all amounts owing to such Indemnified Party under this Article 9 or any other provision of this Agreement (excluding any employment or consulting agreements and the Leases), may be recovered by the Indemnified Party by an offset against any or all amounts due to such other parties pursuant to this Agreement.

9.5.  REMEDIES

         The rights of an Indemnified Party under this Article 9 are in addition to such other equitable rights and remedies which such Indemnified Party may have under this Agreement, applicable law or otherwise.

9.6.  DEFINITIONS

         For purposes of this Article 9 "Costs" shall mean all liabilities, losses, costs, damages (not including consequential damages), expenses, claims, attorneys' fees, experts' fees, consultants' fees, and disbursements of any kind or of any nature whatsoever. For purposes of application of the indemnity provisions of this Article 9, the amount of any Cost arising from the breach of any representation, warranty, covenant or agreement shall be the entire amount of any Cost suffered, paid or required to be paid by the respective Indemnified Party as a result of such breach.

9.7.  LIMITATION ON INDEMNIFICATION.

         (a) Indemnification by the Stockholders.

         (i) UAG Indemnified Party shall be entitled to indemnification in connection with a Mize Event of Breach only if the aggregate Costs incurred or sustained by all UAG Indemnified Parties in connection with all Mize Events of Breach exceed the applicable Basket; provided, however, that notwithstanding the preceding limitation, a UAG Indemnified Party shall be entitled to indemnification for all Costs incurred or sustained by such UAG Indemnified Party as a result of any untruth or inaccuracy in, or breach of, a representation, warranty or covenant (or failure to perform or observe any term, agreement or condition) contained in Article 1 or Sections 2.3, 2.4(a), 2.4(b)(i), 3.1 and 10.2 hereof or arising out of an act of fraud by Mize, Dyer, or Mize Ford.

         (ii) A UAG Indemnified Party shall be entitled to indemnification in connection with a Wade Event of Breach only if the aggregate Costs incurred or sustained by all UAG Indemnified Parties in connection with all Wade Events of Breach exceed the applicable Basket; provided, however, that notwithstanding the preceding limitation, a UAG Indemnified Party shall be entitled to indemnification for all Costs incurred or sustained by such UAG Indemnified Party as a result of any untruth or inaccuracy in, or breach of, a representation, warranty or covenant (or failure to perform or observe any term, agreement or condition) contained in Article 1 or Sections 2.3, 2.4(a), 2.4(b)(i), 3.1 and 10.2 hereof or arising out of an act of fraud by Arnold, Billings, Wade Ford or Buford Ford.

         (iii) The aggregate Costs for which the Stockholders shall be obligated to indemnify the UAG Indemnified Parties shall not exceed the applicable Cap in the case of Costs incurred or sustained by all UAG Indemnified Parties in connection with a Mize Event of Breach or a Wade Event of Breach; provided, however, that a UAG Indemnified Party shall be entitled to indemnification for all Costs incurred or sustained by such UAG Indemnified Party as a result of any untruth or inaccuracy in, or breach of, a representation, warranty or covenant (or failure to perform or observe any term, agreement or condition) contained in Article 1 or Sections 2.3, 2.4(a), 2.4(b)(i), 2.8, 2.11, and 3.1 hereof or arising out of an act of fraud by the Stockholders.

         (iv) The "Basket" shall mean in the aggregate Two Hundred Fifty Thousand Dollars ($250,000) and the "Cap" shall mean in the aggregate Seven Million Five Hundred Thousand Dollars ($7,500,000). In each instance where either the Basket or the Cap is applied, the Basket or the Cap, as the case may be, shall be allocated to each Stockholder in accordance with the percentage interests set forth on Schedule 1.2(a).

         (b) Indemnification by UAG.

         (i) A Stockholder Indemnified Party shall be entitled to indemnification in connection with a UAG Event of Breach only if the aggregate Costs incurred or sustained by all Stockholder Indemnified Parties exceed Two Hundred Fifty Thousand Dollars ($250,000); provided, however, that, notwithstanding the preceding limitation, a Stockholder Indemnified Party shall be entitled to indemnification for all Costs incurred or sustained by such Stockholder Indemnified Party as a result of any untruth or inaccuracy in, or breach of, a representation, warranty or covenant (or failure to perform or observe any term, agreement or condition) contained in Article 1 or Section 4.3 or arising out of any act of fraud by UAG.

         (ii) The aggregate Costs for which UAG shall be obligated to indemnify the Stockholder Indemnified Parties shall not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) in the case of Costs incurred or sustained by all Stockholder Indemnified Parties in connection with a UAG Event of Breach; provided, however, that a Stockholder Indemnified Party shall be entitled to indemnification for all Costs incurred or sustained by such Stockholder Indemnified Party as a result of any untruth or inaccuracy in, or breach of, a representation, warranty or covenant (or failure to perform or observe any term, agreement or condition) contained in Article 1 or Sections 4.3 hereof or arising out of an act of fraud by UAG.

                                  ARTICLE 10.
                                 MISCELLANEOUS

10.1.  SURVIVAL OF PROVISIONS.

         (a) The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement, subject to
Section 10.1(b) below.

         (b) Each of the representations and warranties set forth in Article 2,
Article 3 and Article 4 hereof and in any certificate delivered pursuant to
Article 6 or Article 7 hereof shall survive, and not be affected in any respect by, the Closing for a period terminating on the later of (i) the date two years after the Closing Date, and (ii) with respect to any claim asserted with respect to any breach of such representation or warranty pursuant to Section
9.3 hereof before the expiration of such representation or warranty, on the date such claim is finally liquidated or otherwise resolved, except with respect to the representations and warranties in Sections 2.8 and 2.11 hereof, which shall survive the Closing Date for a period terminating on the later of
(y) the date five years after the Closing Date and (z) with respect to any claim asserted with respect to any breach of such representations or warranties pursuant to Section 9.3 hereof before the expiration of such representations or warranties, on the date such claim is finally liquidated or otherwise resolved. Notwithstanding the above, the representations and warranties in Section 2.3 and 3.1 hereof and any breach of a representation or warranty arising out of an act of fraud shall not be limited by the provisions hereof.

10.2.  FEES AND EXPENSES

         Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby through the Closing Date shall be paid by the party incurring such fees, costs or expenses; provided, however, that if the Closing does not occur and
Section 5.6 hereof is breached, then the Stockholders or the Companies shall pay to UAG, within five (5) Business Days after receipt of a request therefor, an amount equal to all of the legal and other fees, costs and expenses incurred by UAG in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the above, UAG agrees to pay $30,000 of the fees, costs and expenses incurred by the Stockholders in connection with the transaction contemplated herein.

10.3.  HEADINGS

         The section headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

10.4.  NOTICES

         All notices or other communications required or permitted hereunder shall be given in writing and shall be deemed sufficient if delivered by hand, recognized overnight delivery service for next business day delivery or facsimile transmission (with original to follow by mail) or mailed by registered or certified mail, postage prepaid (return receipt requested), as follows:

            If to the Companies before the Closing Date:

            Marshal Mize Ford, Inc.
            5348 Highway 153
            Chattanooga, Tennessee  37421
            Attn:  Marshal D. Mize

            with a copy to:

            Wade Ford, Inc.
            3860 South Cobb Drive
            Smyrna, Georgia  30080
            Attn:  Alan K. Arnold

            If to the Companies after the Closing Date (in addition to the foregoing addresses):

            United Auto Group, Inc.
            375 Park Avenue
            New York, New York 10022
            Attn:  George G. Lowrance
            Executive Vice President
            with a copy to:

            Rogers & Hardin
            2700 International Tower
            229 Peachtree Street, N.E.
            Atlanta, Georgia  30303
            Attn:  Michael Rosenzweig, Esq.

            If to the Stockholders:

            Marshal D. Mize
            8 Brooks Edge Lane
            Signal Mountain, Tennessee  37377

            Lewis J. Dyer
            501 Shady Cove
            Chattanooga, Tennessee  37421

            Alan K. Arnold
            4415 Pemberton Cove
            Alpharetta, Georgia  30202

            Gary Billings
            c/o Wade Ford Buford
            4525 Nelson Brogden Blvd.
            Buford, Georgia  30518

            with a copy to:

            Michael V. Elsberry
            Lowndes, Drosdick, Doster
            Kantor & Reed, P.A.
            215 North Eola Drive
            Orlando, Florida  32802

            and a copy to:

            Fred H. Moore
            Spears, Moore, Rebman, & Williams
            Eighth Floor Blue Cross Building
            P.O. Box 1749
            Chattanooga, Tennessee  37401-1749

            If to UAG:

            United Auto Group, Inc.
            375 Park Avenue
            New York, New York 10022
            Attn:  George G. Lowrance
            Executive Vice President
            with a copy to:

            Rogers & Hardin
            2700 International Tower
            229 Peachtree Street, N.E.
            Atlanta, Georgia  30303
            Attn:  Michael Rosenzweig, Esq.

or such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date so delivered or three (3) days after the date so mailed; provided, however, that any notice or communication changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

10.5.  ASSIGNMENT

         This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto (and with respect to the Stockholders, the personal representatives and heirs of the Stockholders) and their respective successors and permitted assigns, and the provisions of
Article 9 hereof shall inure to the benefit of the Indemnified Parties referred to therein; provided, however, that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties. Notwithstanding the foregoing, UAG shall have the unrestricted right to assign this Agreement and to delegate all or any part of its obligations hereunder to any Affiliate of UAG, but in such event UAG shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement.

10.6.  ENTIRE AGREEMENT

         This Agreement (including the Schedules hereto) and the Documents embody the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersede all prior written or oral commitments, arrangements or understandings between the parties with respect thereto and all prior drafts of this Agreement. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly set forth herein or in the Documents.

10.7.  WAIVER AND AMENDMENTS

         Each of the Stockholders and the Companies as one party, and UAG as the other party may by written notice to the other parties (i) extend the time for the performance of any of the obligations or other actions of the other parties, (ii) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement, (iii) waive compliance with any of the covenants of the other parties contained in this Agreement,
(iv) waive performance of any of the obligations of the other parties created under this Agreement, or (v) waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

10.8.  COUNTERPARTS

         This Agreement may be executed by facsimile signature(s) and in any number of counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

10.9.  ACCOUNTING TERMS

         All accounting terms used herein which are not expressly defined or modified in this Agreement shall have the respective meanings given to them in accordance with Company Accounting Principles.

10.10.  SEVERABILITY

         If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

10.11.  GOVERNING LAW

         This Agreement shall be governed by and construed in accordance the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the laws of any other jurisdiction to apply.

10.12.  TIME IS OF THE ESSENCE

         Time is of the essence for purposes of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          UNITED AUTO GROUP, INC.



                                          By:  /s/ George G. Lowrance
                                             -------------------------------
                                          George G. Lowrance
                                          Executive Vice President


                  [Remainder of page left intentionally blank]

                      [Signatures continued on following]

                                          MARSHAL MIZE FORD, INC.



                                          By:  /s/ Marshal D. Mize
                                             -------------------------------
                                          Its: President



                                          WADE FORD, INC.



                                          By:  /s/ Alan K. Arnold
                                             -------------------------------
                                          Its: President



                                          WADE FORD BUFORD, INC. D/B/A
                                          WADE FORD MERCURY



                                          By:  /s/ Alan K. Arnold
                                             -------------------------------
                                          Its: President



                                            /s/ Marshal D. Mize
                                          ----------------------------------
                                          MARSHAL D. MIZE



                                            /s/ Alan K. Arnold
                                          ----------------------------------
                                          ALAN K. ARNOLD



                                            /s/ Lewis J. Dyer
                                          ----------------------------------
                                          LEWIS J. DYER



                                            /s/ Gary R. Billings
                                          ----------------------------------
                                          GARY R. BILLINGS

                                          MARSHAL MIZE FORD, INC.



                                          By:
                                          ----------------------------------
                                          Its:



                                          WADE FORD, INC.



                                          By:
                                          ----------------------------------
                                          Its:



                                          WADE FORD BUFORD, INC. D/B/A
                                          WADE FORD MERCURY



                                          By:
                                          ----------------------------------
                                          Its:



                                          ----------------------------------
                                          MARSHAL D. MIZE



                                          ----------------------------------
                                          ALAN K. ARNOLD



                                          ----------------------------------
                                          LEWIS J. DYER



                                          ----------------------------------
                                          GARY R. BILLINGS